UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(3)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SECURITY NATIONAL FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

_________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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☐
Check box if any part of the fee is offset as provided by Securities Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SECURITY NATIONAL FINANCIAL CORPORATION

5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

May 30, 2014

Dear Stockholder:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Security National Financial Corporation (the “Company”) to be held on Wednesday, July 2, 2014, beginning at 10:00 a.m., Mountain Daylight Time, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah.  The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

The matters to be addressed at the meeting will include (1) the election of nine directors; (2) the approval, on an advisory basis, of the compensation of the Company’s named executive officers; (3) the approval of the adoption of the 2014 Director Stock Option Plan for the outside directors and the reservation of 150,000 shares of Class A common stock to be made available for issuance under the plan; (4) the approval of an amendment to the Company’s Articles of Incorporation to effect a 1-for-10 reverse stock split and weighted voting of the Company’s Class C common stock; (5) the approval of an amendment to the Company’s Articles of Incorporation to decrease the Company’s authorized capital stock from 45,000,000 shares to 32,000,000 shares by decreasing the number of authorized shares of Class C common stock from l5,000,000 shares to 2,000,000 shares; (6) the ratification of the appointment of Eide Bailly LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2014; and (7) the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.  I will also report on the Company’s business activities and answer any stockholder questions.

The Board of Directors recommends that you vote FOR election of the director nominees, FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers; FOR approval of the 2014 Director Stock Option Plan and the reservation of shares for issuance thereunder; FOR approval of an amendment to the Articles of Incorporation to effect a reverse stock split and weighted voting of the Company’s Class C common stock; FOR approval of an amendment to the Articles of Incorporation to decrease the Company’s authorized capital stock by decreasing the number of authorized shares of Class C common stock; FOR ratification of appointment of the independent registered public accountants; and FOR the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.  Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting.

Your vote is very important.  We hope you will take a few minutes to review the Proxy Statement and complete, sign, date and return your Proxy Card in the envelope provided, even if you plan to attend the meeting.  Please note that sending us your Proxy will not prevent you from voting in person at the meeting, should you wish to do so.

Thank you for your support of Security National Financial Corporation.  We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Scott M. Quist

Scott M. Quist
Chairman of the Board, President and Chief Executive Officer

SECURITY NATIONAL FINANCIAL CORPORATION

5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JULY 2, 2014

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Security National Financial Corporation (the “Company”), a Utah corporation, will be held on Wednesday, July 2, 2014, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, beginning at 10:00 a.m., Mountain Daylight Time, to consider and act upon the following:

1.
To elect a Board of Directors consisting of nine directors (three directors to be elected exclusively by the Class A common stockholders voting separately as a class and the remaining six directors to be elected by the Class A and Class C common stockholders voting together) to serve until the next Annual Meeting and until their successors are elected and qualified;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	To approve the adoption of the Company's 2014 Director Stock Option Plan and the reservation of 150,000 shares of Class A common stock to be made available for issuance under the plan;

4.	To approve an amendment to the Company’s Articles of Incorporation to effect a 1-for-10 reverse stock split and weighted voting of the Company’s Class C common stock;

5.
To approve an amendment to the Company’s Articles of Incorporation to decrease the Company’s authorized capital stock from 45,000,000 shares to 32,000,000 shares by decreasing the number of authorized shares of Class C common stock from 15,000,000 shares to 2,000,000 shares;

6.	To ratify the appointment of Eide Bailly LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2014; and

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on May 14, 2014, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.  A list of such stockholders will be available for examination by a stockholder for any purpose relevant to the meeting during ordinary business hours at the offices of the Company at 5300 South 360 West, Suite 250, Salt Lake City, Utah during the 20 days prior to the meeting.

If you do not expect to attend the meeting in person, it is important that your shares be represented.  Please use the enclosed proxy card to vote on the matters to be considered at the meeting, sign and date the proxy card and mail it promptly in the enclosed envelope, which requires no postage if mailed in the United States.  You may revoke your proxy at any time before the meeting by written notice to such effect, by submitting a subsequently dated proxy or by attending the meeting and voting in person.  If your shares are held in “street name,” you should instruct your broker how to vote in accordance with your voting instruction form.

By order of the Board of Directors,

/s/ Jeffrey R. Stephens

Jeffrey R. Stephens
General Counsel and Corporate Secretary

May 30, 2014
Salt Lake City, Utah

Security National Financial Corporation
Schedule 14A

TABLE OF CONTENTS

General Information	1

Record Date and Voting Information	2

Proposal 1 - Election of Directors	3

The Nominees	3
The Board of Directors, Board Committees and Meetings	5
Director Nominating Process	6
Meetings of Non-Management Directors	7
Stockholder Communications with the Board of Directors	7
Executive Officers	7
Corporate Governance	8

Compensation Tables	9

Summary Compensation Table	9
Supplemental All Other Compensation Table	10
Grants of Plan-based Awards	11
Outstanding Equity Awards at Fiscal 2013 Year End	12
Option Awards Vesting Schedule	13
Option Exercises and Stock Vested for Fiscal 2013	13
Pension Benefits for Fiscal 2013	13
Equity Compensation Plan Information	14

Non-Qualified Deferred Compensation for Fiscal 2013	17

Director Compensation for Fiscal 2013	19

Compliance with Section 16(a) of the Securities Exchange Act of 1934	19

Security Ownership of Certain Beneficial Owners and Management	20

Certain Relationships and Related Transactions and Director Independence	21

Report of the Compensation Committee	22

Report of the Audit Committee	23

Proposal 2 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers	24

Proposal 3 – Approval of the 2014 Director Stock Option Plan	25

Proposal 4 - Approval of Reverse Stock Split and Weighted Voting of Class C Common Stock	28

Proposal 5 - Approval of Decrease in Number of Authorized Shares of Class C Common Stock	33

Proposal 6 - Ratification of Appointment of Independent Registered Public Accountants	34

Principal Accounting Fees and Services	35

Other Matters	35

Annual Report and Financial Statements	35

Deadline for Receipt of Stockholder’s Proposals for Annual Meeting to Be Held in July 2014	35

Appendix A - 2014 Director Stock Option Plan
Appendix B - Amendment to Article V of Articles of Incorporation
Appendix C - Amendment to Article IV of Articles of Incorporation

SECURITY NATIONAL FINANCIAL CORPORATION
5300 South 360 West, Suite 250
Salt Lake City, Utah 84123

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held on July 2, 2014

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Security National Financial Corporation (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, July 2, 2014 at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, beginning at 10:00 a.m., Mountain Daylight Time, or at any adjournment or postponements thereof.  The shares covered by the enclosed Proxy, if such is properly executed and received by the Board of Directors prior to the meeting, will be voted in favor of the proposals to be considered at the Annual Meeting, and in favor of the election of the nominees to the Board of Directors (three nominees to be elected by the Class A common stockholders voting separately as a class and six nominees to be elected by the Class A and Class C common stockholders voting together) as listed unless such Proxy specifies otherwise, or the authority to vote in the election of directors is withheld.

A Proxy may be revoked at any time before it is exercised by giving written notice to the Corporate Secretary of the Company at 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123, Attention: Jeffrey R. Stephens, by submitting in writing a Proxy bearing a later date, or by attending the Annual Meeting and voting in person.  Stockholders may vote their shares in person if they attend the Annual Meeting, even if they have executed and returned a Proxy.  This Proxy Statement and accompanying Proxy Card are being mailed to stockholders on or about May 30, 2014.

If a stockholder wishes to assign a proxy to someone other than the Directors' Proxy Committee, all two names appearing on the Proxy Card must be crossed out and the name(s) of another person or persons (not more than two) inserted.  The signed card must be presented at the meeting by the person(s) representing the stockholder.

The cost of this solicitation will be borne by the Company.  The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation.

The matters to be brought before the Annual Meeting are (1) to elect directors to serve for the ensuing year;  (2) to approve, on an advisory basis, the compensation of the Company’s named executive officers; (3) to approve the adoption of the 2014 Director Stock Option Plan and the reservation of 150,000 shares of Class A common stock to be made available for issuance under the plan; (4) to approve an amendment to the Company’s Articles of Incorporation to effect a 1-for-10 reverse stock split and weighted voting of the Company’s Class C common stock; (5) to approve an amendment to the Articles of Incorporation to decrease the Company’s authorized capital stock from 45,000,000 shares to 32,000,000 shares by decreasing the number of authorized shares of Class C common stock from l5,000,000 shares to 2,000,000 shares; (6) to ratify the appointment of Eide Bailly LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2014; and (7) to transact such other business as may properly come before the Annual Meeting.

RECORD DATE AND VOTING INFORMATION

Only holders of record of common stock at the close of business on May 14, 2014, will be entitled to vote at the Annual Meeting.  As of March 31, 2014, there were issued and outstanding 11,844,678 shares of Class A common stock, $2.00 par value per share, and 13,294,792 shares of Class C common stock, $.20 par value per share, resulting in a total of 25,139,470 shares of Class A and Class C common stock.  A majority of the outstanding shares of Class A and Class C common stock (or 12,569,736 shares) will constitute a quorum for the transaction of business at the meeting.  A list of the Company’s stockholders will be available for review at the Company’s executive offices during regular business hours for a period of 20 days before the Annual Meeting.

The holders of each class of common stock of the Company are entitled to one vote per share.  Cumulative voting is not permitted in the election of directors.

After carefully reading and considering the information contained in this Proxy Statement, each holder of the Company’s common stock should complete, date and sign the Proxy Card and mail the Proxy Card in the enclosed return envelope as soon as possible so that those shares of the Company’s common stock can be voted at the Annual Meeting, even if the holders plan to attend the Annual Meeting in person.

Proxies received at any time before the Annual Meeting, and not revoked or superseded before being voted, will be voted at the Annual Meeting.  If a Proxy indicates a specification, it will be in accordance with the specification.  If no specification is indicated, the Proxy will be voted for approval of the election of the directors recommended by the Board of Directors; for approval, on an advisory basis, of the compensation of the Company’s named executive officers; for approval of the adoption of the 2014 Director Stock Option Plan and the reservation of 150,000 shares of Class A common stock to be made available for issuance under the plan; for approval of an amendment to the Company’s Articles of Incorporation to effect a 1-for-10 reverse stock split and weighted voting of the Company’s Class C common stock; for approval of the proposed amendment to the Company’s Articles of Incorporation to decrease the Company’s authorized capital stock from 45,000,000 shares to 32,000,000 shares by decreasing the number of authorized shares of Class C common stock from 15,000,000 shares to 2,000,000 shares; for ratification of the appointment of Eide Bailly LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014; and, in the discretion of the persons named in the Proxy, to transact such other business that may properly come before the meeting or any adjournment or postponements of the meeting.  You may also vote in person by ballot at the Annual Meeting.

The Company's Articles of Incorporation provide that the Class A common stockholders and Class C common stockholders have different voting rights in the election of directors.  The Class A common stockholders voting separately as a class will be entitled to vote for three of the nine directors to be elected (the nominees to be voted upon by the Class A common stockholders separately consist of Messrs. Scott M. Quist, Robert G. Hunter, M.D. and H. Craig Moody).

The remaining six directors will be elected by the Class A and Class C common stockholders voting together (the nominees to be so voted upon consist of Messrs. J. Lynn Beckstead, Jr., Jason G. Overbaugh, S. Andrew Quist, John L. Cook, Gilbert A. Fuller and Norman G. Wilbur).  For the other business to be conducted at the Annual Meeting, the Class A and Class C common stockholders will vote together, one vote per share.  The Class A common stockholders will receive a different form of Proxy than the Class C common stockholders.

Your vote is important.  Please complete and return the Proxy Card so your shares can be represented at the Annual Meeting, even if you plan to attend in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON JULY 2, 2014

This Proxy Statement, the Proxy Card and the 2013 Annual Report are available at http://www.securitynational.com/shareholders.

ELECTION OF DIRECTORS

PROPOSAL 1
The Nominees

The Company’s Board of Directors consists of nine directors.  All directors are elected annually to serve until the next annual meeting of the stockholders and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.  The nominees for the upcoming election of directors include five independent directors, as defined in the applicable rules for companies traded on The Nasdaq Stock Market, and four members of the Company’s senior management.  Except for John L. Cook, all of the nominees for director have served as directors since the 2013 Annual Meeting.

The nominees to be elected by the holders of Class A common stock are as follows:

Name	Age	Director Since	Position(s) with the Company
Scott M. Quist	61	1986	Chairman of the Board, President and Chief Executive Officer
Robert G. Hunter, M.D.	54	1998	Director
H. Craig Moody	62	1995	Director

The nominees for election by the holders of Class A and Class C common stock, voting together, are as follows:

Name	Age	Director Since	Position(s) with the Company
J. Lynn Beckstead, Jr.	60	2002	Vice President of Mortgage Operations and Director
Jason G. Overbaugh	39	2013	Vice President, National Marketing Director of Life Insurance, Assistant Corporate Secretary and Director
S. Andrew Quist	34	2013	Vice President, Associate General Counsel and Director
John L. Cook	59	2013	Director
Gilbert A. Fuller	73	2012	Director
Norman G. Wilbur	75	1998	Director

The following is a description of the business experience of each of the nominees and directors.

Scott M. Quist has served as Chairman of the Board and Chief Executive Officer of the Company since September 2012.  Mr. Quist also serves as the Company’s President, a position he has held since 2002.  He has additionally served as a director of the Company  since 1986.  Mr. Quist served as First Vice President of the Company from 1986 to 2002.  From 1980 to 1982, Mr. Quist was a tax specialist with Peat, Marwick, Mitchell, & Co., in Dallas, Texas.  From 1993 to 2013, Mr. Quist served as Treasurer and a director of the National Alliance of Life Companies (NALC), a national trade association of over 200 life insurance companies, and as its President from 1990 to 2000.  From 1986 to 1991, Mr. Quist was Treasurer and a director of The National Association of Life Companies, a trade association of 642 insurance companies until its merger with the American Council of Life Companies.  Mr. Quist has been a member of the Board of Governors of the Forum 500 Section (representing small insurance companies) of the American Council of Life Insurance.  He has also served as a regional director of Key Bank of Utah since 1993.  Mr. Quist holds a B.S. degree in Accounting from Brigham Young University and received his law degree also from Brigham Young University.  Mr. Quist’s significant expertise and deep understanding of the technical, organizational and strategic business aspects of the insurance industry, his management expertise, his 12 year tenure as President of the Company and 27 year tenure as a director, and his years of business and leadership experience led the Board of Directors to conclude that Mr. Quist should serve as Chairman of the Board, President  and Chief Executive Officer of the Company.

J. Lynn Beckstead, Jr. has served as Vice President of Mortgage Operations and a director of the Company since 2002.  In addition, Mr. Beckstead is President of SecurityNational Mortgage Company, a wholly owned subsidiary of the Company, having served in this position since 1993.  From 1990 to 1993, Mr. Beckstead was Vice President and a director of Republic Mortgage Corporation.  From 1983 to 1990, Mr. Beckstead was Vice President and a director of Richards Woodbury Mortgage Corporation.  From 1980 to 1983, he was a principal broker for Boardwalk Properties.  From 1978 to 1980, Mr. Beckstead was a residential loan officer for Medallion Mortgage Company.  From 1977 to 1978, he was a residential construction loan manager of Citizens Bank.  Mr. Beckstead has been recognized since 2009 as a Certified Mortgage Banker by the Mortgage Bankers Association.  Mr. Beckstead’s expertise in real estate, his 21 year tenure serving as President of SecurityNational Mortgage Company, and his business and leadership experience led the Board of Directors to conclude that he should serve as a director.

Jason G. Overbaugh has served as a director of the Company since July 2013.  Mr. Overbaugh has also served as a Vice President and the Assistant Secretary of the Company since 2002; and as the Company’s National Marketing Director of Life Insurance since 2008.  Mr. Overbaugh has additionally served as Vice President and National Marketing Director of Security National Life Insurance Company since 2006.    From 2003 to 2006, he served as a Vice President of Security National Life Insurance Company with responsibilities as an investment manager over construction lending and commercial real estate investments.   From 2000 to 2003, Mr. Overbaugh served as a Vice President of Memorial Estates, Inc., with responsibilities over operations and sales.  Mr. Overbaugh has served since 2007 as a director of the LOMA Life Insurance Council, a trade association of life insurance companies.  He is also a member of the NFDA Trade Association.  Mr. Overbaugh received a B.S. degree in Finance from the University of Utah.  Mr. Overbaugh’s expertise in insurance and marketing and his 17 years of experience with the Company in its insurance, real estate, and mortuary and cemetery operations led the Board of Directors to conclude that he should serve as a director.

S. Andrew Quist has served as a director of the Company since July 2013. Mr. Quist has also served as a Vice President of the Company since 2010.  In addition, he has served as the Company’s Associate General Counsel  since  2007,  where  his  responsibilities  have included the Company’s  regulatory matters and acquisitions.   In addition, Mr. Quist has been Executive Vice President and Chief Operating Officer since 2010,  and Vice President from 2008 to 2010, of C&J Financial, LLC, a wholly owned subsidiary of the Company, which funds the purchase of funeral and burial policies from funeral homes after the death of the insureds.  Mr. Quist has also served since 2013 as a director of the National Alliance of Life Companies (NALC), a national trade association of over 200 life insurance companies, where he also serves as Vice President and Treasurer.  Mr. Quist further serves as President of the Utah Life Convention, a consortium of Utah domestic life insurers. Mr. Quist holds a B.S. degree in Accounting from Brigham Young University and received his law degree from the University of Southern California.  Mr. Quist’s expertise in insurance, legal and regulatory matters led the Board of Directors to conclude that he should serve as a director.

John L. Cook has served as a director of the Company since December 6, 2013.  Mr. Cook has served since 1982 as co-owner and operator of Cook Brothers Painting, Inc., a painting company that provides painting services for contractors and builders of residential and commercial properties.  In addition, Mr. Cook attended the University of Utah.  As a director Mr. Cook will advise the Board regarding the Company’s investments in commercial and residential real estate projects, including Dry Creek at East Village, a 282 unit multifamily development in Sandy City, Utah.  Moreover, Mr. Cook’s extensive background in construction and building will be important as the Company continues to acquire new real estate holdings and develop its current portfolio of undeveloped land into future developments that could provide additional long term revenues for the Company.  Mr. Cook’s years of experience in the construction industry and with construction projects led the Board of Directors to conclude that he should serve as a director.

Gilbert A. Fuller has served as a director of the Company since 2012.  From 2006 until his retirement in 2008, Mr. Fuller served as Executive Vice President, Chief Financial Officer and Secretary of USANA Health Sciences, Inc., a multinational manufacturer and direct seller of nutritional supplements. Mr. Fuller joined USANA in 1996 as the Vice President of Finance and served in that role until 1999 when he was appointed as its Senior Vice President.  Mr. Fuller has served as a member of the Board of Directors of USANA since 2008.  Before joining USANA, Mr. Fuller served in various executive positions for several different companies.  Mr. Fuller served as Chief Administrative Officer and Treasurer of Melaleuca, Inc., a manufacturer and direct seller of personal care products.  He was also the Vice President and Treasurer of Norton Company, a multinational manufacturer of ceramics and abrasives.  Mr. Fuller obtained his certified public accountant license in 1970 and kept it current until his career path developed into corporate finance.  Mr. Fuller received a B.S. degree in Accounting and an M.B.A. degree from the University of Utah.  Mr. Fuller’s accounting, finance and corporate strategy expertise and his years of financial, accounting and business experience with public and private companies, including USANA Health Sciences, Inc., which is listed on the New York Stock Exchange, where he served as an executive officer and continues to serve as a director, led the Board of Directors to conclude that he should serve as a director.

Robert G. Hunter, M.D. has served as a director of the Company since 1998.  Dr. Hunter is currently a practicing physician in private practice.  Dr. Hunter created the statewide E.N.T. Organization (Rocky  Mountain E.N.T., Inc.) where he is currently a member of the Executive Committee.  Dr. Hunter is Department Head of Otolaryngology, Head and Neck Surgery at Intermountain Medical Center and a past President of the medical staff of the Intermountain Medical Center.  He is also a delegate to the Utah Medical Association and has served as a delegate representing the State of Utah to the American Medical Association, and a member of several medical advisory boards. Dr. Hunter holds a B.S. degree in Microbiology from the University of Utah and received his medical degree from the University of Utah College of Medicine.  Dr. Hunter’s medical expertise and experience, and his administrative and leadership experience from serving in a number of administrative positions in the medical profession led the Board of Directors to conclude that he should serve as a director.

H. Craig Moody has served as a director of the Company since 1995.  Mr. Moody is owner of Moody & Associates, a political consulting and real estate company.  He is a former Speaker and House Majority Leader of the House of Representatives of the State of Utah.  From 1989 to 1992, Mr. Moody was Co-Chairman of the Utah Legislative Audit Committee.  Mr. Moody received a B.S. degree in Political Science from the University of Utah.  Mr. Moody’s real estate and governmental affairs expertise and years of business and leadership experience led the Board of Directors to conclude he should serve as a director.

Norman G. Wilbur has served as a director of the Company since 1998.  Mr. Wilbur worked for J.C. Penny's regional offices in budget and analysis.  His final position was Manager of Planning and Reporting for J.C. Penny's stores.  After 36 years with J.C. Penny's, Mr. Wilbur opted for early retirement in 1997.  Mr. Wilbur is a past board member of Habitat for Humanity in Plano, Texas.  Mr. Wilbur received a B.S. degree in Accounting from the University of Utah.  Mr. Wilbur’s financial expertise and business experience from a successful career at J.C. Penny’s led the Board of Directors to conclude he should serve as a director.  In addition, the Board of Directors’ determination that Mr. Wilbur is the Audit Committee “financial expert” lends further support to his financial acumen and qualification for serving as a director.

The Board of Directors recommends that stockholders vote “FOR” the election of each of the director nominees.

The Board of Directors, Board Committees and Meetings

The Company's Bylaws provide that the Board of Directors shall consist of not less than five nor more than twelve.  The term of office of each director is for a period of one year or until the election and qualification of his successor.  A director is not required to be a resident of the State of Utah or a stockholder of the Company.  The Board of Directors held a total of four meetings during the fiscal year ended December 31, 2013.  No directors attended fewer than 75% of all meetings of the Board of Directors during the 2013 fiscal year.

The size of the Board of Directors of the Company is nine members.  A majority of the Board of Directors must qualify as “independent” as that term is defined in Rule 4200 of the listing standards of The Nasdaq Stock Market.  The Board of Directors has affirmatively determined that five of the nine members of the Board of Directors, Messrs. John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., H. Craig Moody and Norman G. Wilbur, are independent under the listing standards of The Nasdaq Stock Market.

Unless authority is withheld by your Proxy, it is intended that the common stock represented by your Proxy will be voted for the respective nominees listed above.  If any nominee should not serve for any reason, the Proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee.   The Board of Directors has no reason to expect that any nominee will be unable to serve.  There is no arrangement between any of the nominees and any other person or persons pursuant to which he was or is to be selected as a director.  There is no family relationship between or among any of the nominees, except that Scott M. Quist is the father of S. Andrew Quist, and Christie Q. Overbaugh is the mother of Jason G. Overbaugh and the sister of Scott M. Quist.

There are four committees of the Board of Directors, which meet periodically during the year: the Audit Committee, the Compensation Committee, the Executive Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee directs the auditing activities of the Company's internal auditors and outside public accounting firm and approves the services of the outside public accounting firm.  The Audit Committee consists of Messrs.  Gilbert A. Fuller, H. Craig Moody and Norman G. Wilbur (Chairman of the committee).  During 2013, the Audit Committee met on three occasions.

The Compensation Committee is responsible for recommending to the Board of Directors for approval the annual compensation of each executive officer of the Company and the executive officers of the Company's subsidiaries, developing policy in the areas of compensation and fringe benefits, contributions under the Employee Stock Ownership Plan, contributions under the 401(k) Retirement Savings Plans, Non-Qualified Deferred Compensation Plan, granting of options under the stock option plans, and creating other employee compensation plans.  The Compensation Committee consists of Messrs. John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., H. Craig Moody and Norman G. Wilbur (Chairman of the Committee).  During 2013, the Compensation Committee met on two occasions.

The Executive Committee reviews Company policy, major investment activities and other pertinent transactions of the Company.   The Executive Committee consists of Messrs. Gilbert A. Fuller, H. Craig Moody, S. Andrew Quist and Scott M. Quist (Chairman of the committee).  During 2013, the Executive Committee met on one occasion.

The Nominating and Corporate Governance Committee identifies individuals qualified to become board members consistent with criteria approved by the board, recommends to the Board the persons to be nominated by the board for election as directors at a meeting of stockholders, and develops and recommends to the board a set of corporate governance principles.  The Nominating and Corporate Governance Committee consists of Messrs. John L. Cook, Gilbert A. Fuller, Robert G. Hunter, M.D., H. Craig Moody (Chairman of the committee), and Norman G. Wilbur.  The Nominating and Corporate Governance Committee is composed solely of independent directors, as defined in the listing standards of The Nasdaq Stock Market.  During 2013, the Nominating and Corporate Governance Committee met on three occasions.

Director Nominating Process

The process for identifying and evaluating nominees for directors include the following steps: (1) the Nominating and Corporate Governance Committee, Chairman of the Board or other board members identify a need to fill vacancies or add newly created directorships; (2) the Chairman of the Nominating and Corporate Governance Committee initiates a search and seeks input from board members and senior management and, if necessary, obtains advice from legal or other advisors (but does not hire an outside search firm); (3) director candidates, including any candidates properly proposed by stockholders in accordance with the Company's Bylaws, are identified and presented to the Nominating and Corporate Governance Committee; (4) initial interviews with candidates are conducted by the Chairman of the Nominating and Corporate Governance Committee; (5) the Nominating and Corporate Governance Committee meets to consider and approve final candidate(s) and conduct further interviews as necessary; and (6) the Nominating and Corporate Governance Committee makes recommendations to the Board for inclusion in the slate of directors at the annual meeting.  The evaluation process will be the same whether the nominee is recommended by a stockholder or by a member of the Board of Directors.

The Nominating and Corporate Governance Committee will consider nominees proposed by stockholders.  To recommend a perspective nominee for the Nominating and Corporate Governance Committee's consideration, stockholders may submit the candidate's name and qualifications to: Jeffrey R. Stephens, General Counsel and Corporate Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.  Recommendations from stockholders for nominees must be received by Mr. Stephens not later than the date set forth under “Deadline for Receipt of Stockholder's Proposals for Annual Meeting to be Held in July 2014” below.

The Nominating and Corporate Governance Committee operates pursuant to a written charter.  The full text of the charter is published on the Company's website at www.securitynational.com.  Stockholders may also obtain a copy of the charter without charge by writing to:  Jeffrey R. Stephens, General Counsel and Corporate Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

Meetings of Non-Management Directors

The Company's independent directors meet regularly in executive session without management.  The Board of Directors has designated a lead director to preside at executive sessions of independent directors.  Mr. H. Craig Moody is currently the lead director.

Stockholder Communications with the Board of Directors

Stockholders who wish to communicate with the Board of Directors or a particular director may send a letter to Jeffrey R. Stephens, General Counsel and Corporate Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.  The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.”  All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors.  The Corporate Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company (the business biographies for Scott M. Quist, J. Lynn Beckstead, Jr., Jason Q. Overbaugh and S. Andrew Quist are set forth above):

Name	Age	Title
Scott M. Quist1	61	Chairman of the Board, President, Chief Executive Officer and Director
Garrett S. Sill	43	Chief Financial Officer and Treasurer
Lynn Beckstead, Jr.	60	Vice President of Mortgage Operations and Director
Jeffrey R. Stephens	60	General Counsel and Corporate Secretary
Jason G. Overbaugh2	39	Vice President, National Marketing Director of Life Insurance, Assistant Corporate Secretary and Director
S. Andrew Quist1	34	Vice President, Associate General Counsel and Director
Christie Q. Overbaugh2	65	Senior Vice President of Internal Operations

________________

1  Scott M. Quist is the father of  S. Andrew Quist.
2  Christie Q. Overbaugh is the mother of Jason G. Overbaugh and the sister of Scott M. Quist.

Garrett S. Sill has served as Chief Financial Officer and Treasurer since July 2013.  Mr. Sill served as Acting Chief Financial Officer and Acting Treasurer from January 2013 to July 2013. Prior to his appointment as Acting Chief Financial Officer and Acting Treasurer, Mr. Sill had served since 2011 as Vice President and Assistant Treasurer of Security National Life Insurance Company, a wholly owned subsidiary of the Company.  From 2002 to 2011, Mr. Sill was Chief Financial Officer and Treasurer of SecurityNational Mortgage Company, a wholly-owned subsidiary of the Company.  From 1997 to 2002, he was Vice President and Controller of SecurityNational Mortgage Company.  Mr. Sill is a certified public accountant, having been licensed since 2002.  He holds  a B.A. degree in Accounting from Weber State University and an M.B.A. degree in Business Administration from the University of Utah.  Mr. Sill also serves as a member of the Advisory Council of the School of Accounting and Taxation at Weber State University.

Jeffrey R. Stephens has served as General Counsel and Corporate Secretary of the Company since December 2008. Mr. Stephens had served as General Counsel for the Company from November 2006 to December 2008. He was in private practice from 1981 to 2006 in the states of Washington and Utah.  Mr. Stephens holds a B.A. degree in Geography from the University of Utah and received his law degree from Brigham Young University. Mr. Stephens is a member of the Utah State Bar and the Washington State Bar Association.

Christie Q. Overbaugh has served as Senior Vice President of Internal Operations of the Company since June 2006, and a Vice President of the Company from 1998 to June 2006.  Ms. Overbaugh has also served as Vice President of Underwriting for Security National Life Insurance Company since 1998.  From 1986 to 1991, she was Chief Underwriter for Investors Equity Life Insurance Company of Hawaii and Security National Life Insurance Company.  From 1990 to 1991, Ms. Overbaugh was President of the Utah Home Office Underwriters Association.  Ms. Overbaugh is currently a member of the Utah Home Office Underwriters Association and an Associate Member of LOMA (Life Office Management Association).

The Board of Directors of the Company has a written procedure that requires disclosure to the Board of any material interest or any affiliation on the part of any of its officers, directors or employees that is in conflict or may be in conflict with the Company's interests.

All directors of the Company hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified.

Corporate Governance

Corporate Governance Guidelines.  The Board of Directors has adopted the Security National Financial Corporation Corporate Governance Guidelines. These guidelines outline the functions of the board, director qualifications and responsibilities, and various processes and procedures designed to insure effective and responsive governance.  The Board of Directors has also adopted a written committee charter for the Audit Committee and Compensation Committee. The guidelines and committee charters are reviewed from time to time in response to regulatory requirements and best practices and are revised accordingly. The full text of the guidelines and committee charters is published on the Company's website at www.securitynational.com.  A copy of the Corporate Governance Guidelines may also be obtained at no charge by written request to the attention of Jeffrey R. Stephens, General Counsel and Corporate Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

Code of Business Conduct.   All of the Company's officers, employees and directors are required to comply with the Company's  Code of Business Conduct and Ethics to help insure that the Company's business is conducted in accordance with appropriate standards of ethical behavior.  The Company's Code of Business Conduct and Ethics covers all areas of professional conduct, including customer relationships, conflicts of interest, insider trading, financial disclosures, intellectual property and confidential information, as well as requiring adherence to all laws and regulations applicable to the Company's business.  Employees are required to report any violations or suspected violations of the Code.  The Code includes an anti-retaliation statement.  The full text of the Code of Business Conduct and Ethics is published on the Company's website at www.securitynational.com.  A copy of the Code of Business Conduct and Ethics may also be obtained at no charge by written request to the attention of Jeffrey R. Stephens, General Counsel and Corporate Secretary, Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for fiscal years 2013, 2012 and 2011 for (i) the Company's Chief Executive Officer, (ii) the Company's Chief Financial Officer, and (iii) the Company's three other executive officers, who, based on their total compensation, were the most highly compensated in 2013. The Company refers to them in this Proxy Statement collectively as the “Named Executive Officers.”
Name and Principal Position	Year	Salary$	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compen-sation($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings($)(1)	All Other Compensation($)(2)	Total($)
Scott M. Quist Chairman , President and Chief Executive Officer	2013 2012 2011	$ 427,525 384,400 384,400	$ 121,200 193,950 95,000	– – –	– – –	– – –	– – –	$ 39,381 41,330 44,140	$ 588,106 619,680 523,540
Garrett S. Sill Chief Financial Officer and Treasurer	2013 2012 2011	$ 161,273 143,342 135,400	$ 7,370 12,030 5,000	– – –	– – –	– – –	– – –	$ 17,499 19,120 12,651	$ 186,142 174,492 153,051
J. Lynn Beckstead, Jr. Vice President of Mortgage Operations	2013 2012 2011	$ 265,997 255,667 247,583	$ 117,277 144,916 26,381	– – –	– – –	– – –	– – –	$ 31,098 23,996 22,696	$ 414,372 424,579 296,933
Jeffrey R. Stephens General Counsel and Corporate Secretary	2013 2012 2011	$ 164,123 156,833 152,792	$ 8,100 16,850 30,100	– – –	– – –	– – –	– – –	$ 17,663 19,926 19,354	$ 189,886 193,609 202,246
S. Andrew Quist Vice President and Associate General Counsel	2013 2012 2011	$ 154,186 138,267 126,296	$ 7,725 42,955 18,325	– – –	– – –	– – –	– – –	$ 19,889 19,080 17,447	$ 181,800 200,302 162,068
______________________

(1)
The amounts indicated under “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” consist of amounts the Company contributed into a trust for the benefit of the Named Executive Officers under the Company's Deferred Compensation Plan.

(2)	The amounts indicated under “All Other Compensation” consist of the following amounts paid by the Company for the benefit of the Named Executive Officers:
(a)
payments related to the operation of automobiles for Scott M. Quist ($7,200 for each of the years 2013, 2012 and 2011); Garrett S. Sill, J. Lynn Beckstead, Jr., Jeffrey R. Stephens and S. Andrew Quist ($0 for each of the years 2013, 2012 and 2011). However, such payments do not include the furnishing of an automobile by the Company to Scott M. Quist and J. Lynn Beckstead, Jr., or the payment of insurance and property taxes with respect to the automobiles operated by such executive officers;

(b)
group life insurance premiums paid by the Company to a group life insurance plan for Scott M. Quist, and J. Lynn Beckstead, Jr. ($191 for 2013, $207 for 2012, and $225 for 2011); Garrett S. Sill ($191 for 2013, $262 for 2102, and $158 for 2011); Jeffrey R. Stephens ($191 for 2013, $207, for 2012, and $223 for 2011); and S. Andrew Quist ($191 for 2013, $202 for 2012, and $219 for $2011);

(c)
life insurance premiums paid by the Company for the benefit of Scott M. Quist ($12,390 for 2013, $15,016 for 2012, and $15,016 for 2011); Garrett S.Sill ($-0- or each of the years 2013, 2012 and 2011); J. Lynn Beckstead, Jr. ($4,200 for 2013, $4,500 for 2012 and $4,500 for 2011); and Jeffrey R. Stephens and S. Andrew Quist ($0 for each of the years 2013, 2012 and 2011);

(d)
medical insurance premiums paid by the Company to a medical insurance plan for Scott M. Quist ($9,140 for 2013, $8,644 for 2012 and $11,637 for 2011); Garrett S. Sill ($10,302 for 2013, 12,441 for 2012, and $8,383 for 2011); J. Lynn Beckstead, Jr. ($10,302 for 2013, $12,441 for 2012, and $11,637 for 2011); Jeffrey R. Stephens ($10,323 for 2013, $12,510 for 2012, and $11,550 for 2011); and S. Andrew Quist ($13,154 for 2013, $12,441 for 2012, and $11,637 for 2011);

(e)
long term disability insurance premiums paid by the Company to a provider of such insurance for Scott M. Quist, Garrett S. Sill, J. Lynn Beckstead, Jr., Jeffrey R. Stephens and S. Andrew Quist ($260 for 2013, $262 for 2012, and $264 for 2011);

(f)	membership dues paid by the Company to Alpine Country Club for the benefit of J. Lynn Beckstead, Jr. ($5,945 for 2013, $6,586 for 2012, and $6,645 for 2011); and.
(g)
contributions to defined contribution plans paid by the Company for Scott M. Quist ($10,200 for 2013, $10,000 for 2012 and $9,800 for 2011); Garrett S. Sill ($6,746 for 2013, $6,215 for 2012 and $3,896 for 2011); J. Lynn Beckstead Jr. ($10,200 for 2013, $-0- for 2012 and $-0- for 2011); Jeffrey R. Stephens ($6,889 for 2013, $6,947 for 2012 and $7,316 for 2011); and S. Andrew Quist ($6,284 for 2013, $6,175 for 2012, and $5,327 for 2011).

SUPPLEMENTAL ALL OTHER COMPENSATION TABLE

The following table sets forth all other compensation provided to the Named Executive Officers for fiscal years 2013, 2012 and 2011.
Name of Executive Officer	Year	Perks and Other Personal Benefits	Tax Reimburse- ments	Discounted Securities Purchases	Payments/ Accruals on Termin- ation Plans	Registrant Contribu- tions to Defined Contribu- tion Plans	Insurance Premiums	Dividends or Earnings on Stock or Option Awards	Other
Scott M. Quist Garrett S. Sill J. Lynn Beckstead, Jr. Jeffrey R. Stephens S. Andrew Quist	2013 2012 2011 2013 2012 2011 2013 2012 2011 2013 2012 2011 2013 2012 2011	$ 7,200 7,200 7,200 – – – $ 5,945 6,586 6,645 – – – – – –	– – – – – – – – – – – – – – –	– – – – – -- – – – – – – – – –	– – – – – – – – – – – – – – –	$ 10,200 10,000 9,800 $ 6,746 6,215 3,846 $ 10,200 – – $ 6,284 6,947 7,316 $ 6,284 6,175 5,327	$ 21,981 24,130 27,140 $ 10,753 12,905 8,805 $ 14,953 17,410 16,324 $ 13,605 12,979 12,038 $ 13,605 12,905 12,120	– – – – – – – – – – – – – – –	– – – – – – – – – – – – – – –

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 2013.

Name of Executive Officer	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Scott M. Quist	12/6/13	–	–	–	52,500 (1)(2)	$5.04	$4.61	$103,400
Garrett S. Sill	12/6/13	–	–	–	4,200 (1)	$4.61	$4.61	$ 8,210
J. Lynn Beckstead, Jr	12/6/13	–	–	–	1,575 (1)	$4.61	$4.61	$ 3,079
Jeffrey R. Stephens	12/6/13	–	–	–	2,625 (l)	$4.61	$4.61	$ 5,131
S. Andrew Quist	12/6/13	–	–	–	10,500 (1)	$4.61	$4.61	$ 20,525
________________

(1) The stock options have been adjusted for the 5% annual stock dividend declared on December 6, 2013 and paid on February 7, 2014.
(2) On December 6, 2013, Scott Quist was granted stock options to purchase 50,000 shares of Class A common stock at an exercise price of $5.04 per share or 500,000 shares of Class C common stock at an exercise price of $.504 per share, or any combination thereof.

OUTSTANDING EQUITY AWARDS AT FISCAL 2013 YEAR END

The following table sets forth information concerning outstanding equity awards held by Named Executive Officers at December 31, 2013.

	Option Awards					Stock Awards
Name of Executive Officer	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1)(2) (#)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#)	Option Exercise Price (1) ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Scott M. Quist	3/25/05 12/03/10 12/02/11 4/13/12 12/6/13	108,593 (3) 121,551 (4) 115,743 (5) 110,250 (6) –	– – – – 52,500 (7)(8)	$2.25 1.63 1.24 1.53 5.04	3/25/15 12/03/15 12/02/16 4/13/17 12/06/18	– – – – –	– – – – –	– – – – –	– – – – –	– – – – –
Garrett S. Sill	3/31/08 12/05/08 12/3/10 12/2/11 4/13/12 12/6/13	1,358 7,658 6,946 6,615 6,300 –	– – – – – 4,200 (8)	$3.01 1.17 1.58 1.18 1.48 4.61	3/31/08 12/05/18 12/03/20 12/02/21 4/13/22 12/06/23	– – – – – –	– – – – –	– – – – –	– – – – –	– – – – –
J. Lynn Beckstead, Jr.	12/02/11 4/13/12 12/6/13	5,209 9,923	– 1,575 (8)	$1.12 1.48 4.61	12/02/21 4/13/22 12/06/23	– –	– –	– –	– –	– –
Jeffrey R. Stephens	4/13/12 12/6/13	2,756 –	– 2,625 (8)	$1.48 4.61	4/13/22 12/06/23	–	–	–	–	–
S. Andrew Quist	12/2/11 4/13/12 12/6/13	17,365 16,538 –	– – 10,500 (8)	$1.12 1.41 4.61	12/02/21 4/13/22 12/06/23	– – –	– – –	– – –	– – –	– – –
_________________

(1)	The number of securities underlying unexercised options and the option exercise prices have been adjusted for the effect of annual stock dividends.
(2)
Except for options granted to Scott M. Quist after May 31, 2007, which have a five year term, such option grants have ten year terms. The vesting of any unvested shares is subject to the recipient’s continuous employment. This reflects the equivalent of Class A Common shares.

(3)
On March 25, 2005, Scott Quist was granted options to purchase 70,000 shares of Class A common stock at an exercise price of $2.25 per share or 700,000 shares of Class C common stock at an exercise price of $.225 per share, or any combination thereof.

(4)
On December 3, 2010, Scott Quist was granted stock options to purchase 100,000 shares of Class A common stock at an exercise price of $1.63 per share or 1,000,000 shares of Class C common stock at an exercise price of $.163 per share, or any combination thereof.

(5)
On December 2, 2011, Scott Quist was granted stock options to purchase 100,000 shares of Class A common stock at an exercise price of $1.24 per share or 1,000,000 shares of Class C common stock at an exercise price of $.124 per share, or any combination thereof.

(6)
On April 13, 2012, Scott Quist was granted stock options to purchase 100,000 shares of Class A common stock at the exercise price of $1.53 per share or 1,000,000 shares of Class C common stock at an exercise price of $.153 per share, or any combination thereof.

(7)
On December 6, 2013 Scott Quist was granted stock options to purchase 50,000 shares of Class A common stock at an exercise price of $5.04 per share or 500,000 shares of Class C common stock at an exercise price of $.504 per share or any combination thereof.

(8)	Stock options vest at the rate of 25% of the total number of shares subject to the options on March 6, 2014 and 25% of the total number of shares on the last day of each three month period thereafter.

OPTION AWARDS VESTING SCHEDULE

The following table sets forth the vesting schedule of unexercisable options reported in the “Number of Securities Underlying Unexercised Options – Unexercisable” column of the table above.

Grant Date	Vesting
3/25/05	These options vested on the grant date.
3/31/08	These options vested 25% per quarter over a one-year period after the grant date.
12/05/08	These options vested 25% per quarter over a one-year period after the grant date.
12/03/10	These options vested 25% per quarter over a one-year period after the grant date.
12/02/11	These options vested 25% per quarter over a one-year period after the grant date.
4/13/12	These options vest 25% per quarter over a one-year period after the grant date.
12/06/13	These options vest 25% per quarter over a one-year period after the grant date.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2013

The following table sets forth all stock options exercised and value received upon exercise, and all stock awards vested and value realized upon vesting, by the Named Executive Officers during the year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Scott M. Quist Garrett S. Sill J. Lynn Beckstead, Jr. Jeffrey R. Stephens S. Andrew Quist	190,602 23,270 – – 9,340	$187,190 122,400 – – 61,551	– – – – –	– – – – –

PENSION BENEFITS FOR FISCAL 2013

The following table sets forth the present value as of December 31, 2013 of the benefit of the Named Executive Officers under a defined benefit pension plan.
Name of Executive Officer	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Scott M. Quist Garrett S. Sill J. Lynn Beckstead, Jr. Jeffrey R. Stephens S. Andrew Quist	None None None None None	– – – – –	– – – – –	– – – – –

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 31, 2013 with respect to compensation plans (including individual compensation arrangements) under which the Company’s equity securities are authorized for issuance, aggregated as follows:

·	All compensation plans previously approved by security holders; and
·	All compensation plans not previously approved by security holders.
	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity compensation plans approved by stockholders(1)	913,789 (2)	$2.41(3)	417,642 (4)
Equity compensation plans not approved by stockholders	0	–	0
________________

(1) This reflects the 2013 Stock Option Plan (the “2013 Plan”), the 2006 Director Stock Option Plan (the “2006 Director Plan”), the 2003 Stock Option Plan (the “2006 Plan”), and the 2000 Director Stock Option Plan (the “2000 Director Plan”). The 2013 Plan was approved by stockholders at the adjourned stockholders meeting held on August 23, 2013, which reserved 450,000 shares of Class A common stock for issuance thereunder, of which up to 1,500,000 shares of Class C common stock could be issued in place of up to 150,000 shares of Class A common stock. As a result of the stockholder approval of the 2013 Plan, the Company terminated the 2003 Plan. The 2006 Director Plan was approved by stockholders at the annual stockholders meeting held on July 13, 2007, which reserved 100,000 shares of Class A common stock for issuance thereunder. As a result of the stockholder approval of the 2006 Director Plan, the Company terminated the 2000 Director Plan.

(2) Assumes that 4,469,345 shares of Class C common stock issuable upon the exercise of certain outstanding options are converted into 446,935 shares of Class A common stock.

(3) The weighted average exercise prices reflect solely the shares of Class A common stock that will be issued upon exercise of outstanding options.

(4) This number includes 312,113 shares of Class A common stock and 105,000 shares of Class C common stock available for future issuance under the 2013 Plan, and no shares of common stock available for future issuance under the 2006 Director Plan.

Retirement Plans

On December 8, 1988, the Company entered into a deferred compensation plan with George R. Quist, the former Chairman of the Board and Chief Executive Officer of the Company. The plan was later amended on three occasions with the third amendment effective February 1, 2001. Under the terms of the plan as amended, upon the retirement of Mr. Quist, the Company is required to pay him ten annual installments in the amount of $60,000. Retirement is defined in the plan as the age of 70, or a later retirement age, as specified by the Board of Directors. The $60,000 annual payments are to be adjusted for inflation in accordance with the United States Consumer Price Index for each year after January 1, 2002.

The plan also provides that the Board of Directors may, in its discretion, pay the amounts due under the plan in a single, lump-
sum payment. The Company accrued $-0- and $12,000 in fiscal 2013 and 2012, respectively, to cover the present value of anticipated retirement benefits under the employment agreement of $598,426 as of December 31, 2013. Mr. Quist passed away on September 6, 2012. Pursuant to the plan, the unpaid installments will be paid to his designated beneficiaries.

Employment Agreements

Employment Agreement with Scott M. Quist

On July 16, 2004, the Company entered into an employment agreement with Scott M. Quist, its Chairman of the Board, President and Chief Executive Officer. The agreement was effective as of December 4, 2003 and had a five-year term ending December 4, 2008. The Company renewed the agreement on December 4, 2008 for an additional five-year term, provided Mr. Quist performs his duties with usual and customary care and diligence. Under the terms of the agreement, Mr. Quist is to devote his full time to the Company serving as Chairman of the Board, President and Chief Executive Officer at not less than his current salary and benefits. The Company also agrees to maintain a group term life insurance policy of not less than $1,000,000 on Mr. Quist’s life and a whole life insurance policy in the amount of $500,000 on Mr. Quist’s life. In the event of disability, Mr. Quist’s salary would be continued for up to five years at 75% of its current level.

In the event of a sale or merger of the Company and Mr. Quist is not retained in his current position, the Company would be obligated to continue paying Mr. Quist’s current compensation and benefits for seven years following the merger or sale. The agreement further provides that Mr. Quist is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 65), (ii) five years following complete disability, or (iii) upon termination of his employment without cause. These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to 75% of his then current rate of compensation. However, in the event that Mr. Quist dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs. The Company expensed $264,000 and $87,467 in fiscal 2013 and 2012, respectively, to cover the present value of anticipated retirement benefits under the agreement. The liability accrued was $1,437,242 and $1,173,242 as of December 31, 2013 and 2012, respectively.

Employment Agreement with J. Lynn Beckstead, Jr.

On December 4, 2003, the Company, through its subsidiary SecurityNational Mortgage Company, entered into an employment agreement with J. Lynn Beckstead, Jr., Vice President of Mortgage Operations of the Company and President of SecurityNational Mortgage Company. The agreement has a five-year term ending December 4, 2008. The Company renewed the agreement on December 4, 2008 for an additional five-year term, provided Mr. Beckstead performs his duties with usual and customary care and diligence. Under the terms of the agreement, Mr. Beckstead is to devote his full time to the Company serving as President of SecurityNational Mortgage Company at not less than his current salary and benefits, and to include $350,000 of life insurance protection. In the event of disability, Mr. Beckstead’s salary would be continued for up to five years at 50% of its current level.

In the event of a sale or merger of the Company, and Mr. Beckstead was not retained in his current position, the Company would be obligated to continue paying Mr. Beckstead’s current compensation and benefits for five years following the merger or sale. The agreement further provides that Mr. Beckstead is entitled to receive annual retirement benefits beginning (i) one month from the date of his retirement (to commence no sooner than age 62½) (ii) five years following complete disability, or (iii) upon termination of his employment without cause. These retirement benefits are to be paid for a period of ten years in annual installments in the amount equal to 50% of his then current annual salary. However, in the event that Mr. Beckstead dies prior to receiving all retirement benefits thereunder, the remaining benefits are to be paid to his heirs. The Company expensed $-0- and $44,533 in 2013 and 2012, respectively, to cover the present value of the anticipated retirement benefits of the agreement. The liability accrued was $613,403 and $613,403 as of December 31, 2013 and 2012, respectively.

Employee 401(k) Retirement Savings Plan

In 1995, the Company’s Board of Directors adopted a 401(k) Retirement Savings Plan. Under the terms of the 401(k) plan, effective as of January 1, 1995, the Company made discretionary employer matching contributions to its employees who choose to participate in the plan. The plan allows the board to determine the amount of the contribution at the end of each year. During the period from January 1, 1995 to December 31, 2007 the board had adopted a contribution formula specifying that such discretionary employer matching contributions would equal 50% of the participating employee’s contribution to the plan to purchase Company’s stock up to a maximum discretionary employee contribution of ½ of 1% of participating employees’ compensation, as defined by the plan.

All persons who have completed at least one year’s service with the Company and satisfy other plan requirements are eligible to participate in the 401(k) plan. All Company matching contributions are invested in the Company’s Class A common stock. Also, the Company may contribute at the discretion of the Company’s Board of Directors an employer profit sharing contribution to the 401(k) plan. The employer profit sharing contribution is to be divided among three different classes of participants in the plan based upon the participant’s title in the Company. All amounts contributed to the plan are deposited into a trust fund administered by an independent trustee.

Beginning January 1, 2008, the Company elected to be a “Safe Harbor” Plan for its matching 401(k) contributions. The Company will match 100% of up to 3% of an employee’s total annual compensation and 50% of 4% to 5% of an employee’s annual compensation. The match is in shares of the Company’s Class A common stock. The Company’s contribution for 2013, 2012 and 2011 was $749,898, $222,719 and $208,206, respectively, under the “Safe Harbor” plan.

Employee Stock Ownership Plan

Effective January 1, 1980, the Company adopted an employee stock ownership plan (the “ESOP Plan”) for the benefit of career employees of the Company and its subsidiaries. Under the ESOP Plan, the Company has discretionary power to make contributions on behalf of all eligible employees into a trust created under the ESOP Plan. Employees become eligible to participate in the ESOP Plan when they have attained the age of 19 and have completed one year of service (a twelve-month period in which the employee completes at least 1,040 hours of service).

The Company's contributions under the ESOP Plan are allocated to eligible employees on the same ratio that each eligible employee's compensation bears to total compensation for all eligible employees during each year. To date, the ESOP Plan has approximately 338 participants and had $0 in contributions payable to the Plan in 2013. Benefits under the ESOP Plan vest as follows: 20% after the third year of eligible service by an employee, and an additional 20% in the fourth, fifth, sixth and seventh years of eligible service by an employee.

Benefits under the ESOP Plan will be paid out in one lump sum or in installments in the event the employee becomes disabled, reaches the age of 65, or is terminated by the Company and demonstrates financial hardship. The ownership plan committee, however, retains discretion to determine the final method of payment. Finally, the Company reserves the right to amend or terminate the ESOP Plan at any time. The trustees of the trust fund under the ESOP Plan are Scott M. Quist (Chairman), Robert G. Hunter and S. Andrew Quist, who each serve as a director of the Company.

Deferred Compensation Plan

In 2001, the Company's Board of Directors adopted a Non-Qualified Deferred Compensation Plan. Under the terms of the Non-Qualified Deferred Compensation Plan, the Company will provide deferred compensation for a select group of management or highly compensated employees, within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 as amended. The Board has appointed a committee of the Company to be the plan administrator and to determine the employees who are eligible to participate in the plan. The employees who participate may elect to defer a portion of their compensation into the plan. The Company may contribute into the plan at the discretion of the Company's Board of Directors. The Company did not make any contributions during 2013, 2012 or 2011.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL 2013

The following table sets forth contributions to the deferred compensation account of the Named Executive Officers in fiscal 2013 and the aggregate balance of deferred compensation of the Named Executive Officers at December 31, 2013.

Name	Executive Contributions In Last Fiscal Year ($)	Registrant Contributions In Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Scott M. Quist Garrett S. Sill J. Lynn Beckstead, Jr. Jeffrey R. Stephens S. Andrew Quist	– – – – –	– – – – –	– – – – –	– – – – –	$603,968 – $291,191 – –

2013 Stock Option Plan

On August 23, 2013, the Company adopted the Security National Financial Corporation 2013 Stock Incentive Plan (the “2013 Plan”), which reserved 450,000 shares of Class A common stock, of which up to 150,000 Class A common shares could be issued as up to 1,500,000 shares of Class C common stock and 1,000,000 shares of Class C common stock for issuance thereunder. The 2013 Plan was approved by the Board of Directors on May 14, 2013, and by the stockholders at the adjourned meeting of the stockholders held on August 23, 2013. The 2013 Plan allows the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

The 2013 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both “incentive stock options”, as defined under Section 422A of the Internal Revenue Code of 1986 and “non-qualified options” may be granted under the 2013 Plan. The exercise prices for the options granted are equal to or greater than the fair market value of the stock subject to such options as of the date of grant, as determined by the Company’s Board of Directors. The options granted under the 2013 Plan are to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.
The 2013 Plan is to be administered by the Board of Directors or by a committee designated by the Board. The terms of options granted or stock awards or sales affected under the 2013 Plan are to be determined by the Board of Directors or its committee. The options shall be either fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Board or the committee may specify.

The plan also provides that if the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price to reflect such subdivision, combination or stock dividend. In addition, the number of shares of common stock reserved for purposes of the plan shall be adjusted by the same proportion. No options may be exercised for a term of more than ten years from the date of grant.

Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than then fair market value of the option shares on the date of grant. The 2013 Plan provides that the exercise price for non-qualified options will not be less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company’s Board of Directors. The 2013 Plan has a term of ten years.

2003 Stock Option Plan

On July 11, 2003, the Company adopted the Security National Financial Corporation 2003 Stock Incentive Plan (the “2003 Plan”), which reserved 500,000 shares of Class A common stock and 1,000,000 shares of Class C common stock for issuance thereunder. The 2003 Plan was approved by the Board of Directors on May 9, 2003, and by the stockholders at the annual meeting of the stockholders held on July 11, 2003. The 2003 Plan allowed the Company to grant options and issue shares as a means of providing equity incentives to key personnel, giving them a proprietary interest in the Company and its success and progress.

On July 13, 2007, the stockholders approved an amendment to the 2003 Plan to authorize an additional 400,000 shares of Class A common stock and an additional 1,000,000 shares of Class C common stock to be made available for issuance under the plan. On July 10, 2009, the stockholders approved an amendment to the 2003 Plan to authorize an additional 500,000 shares of Class A common stock and an additional 1,000,000 shares of Class C common stock to be made available for issuance under the plan.

On July 9, 2010, the stockholders approved an amendment to the 2003 Plan to authorize an additional 500,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 100,000 Class A common shares could be issued as up to 1,000,000 shares of Class C common stock. On July 10, 2011, the stockholders approved an amendment to the 2003 Plan to authorize an additional 500,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 100,000 Class A common shares could be issued as up to 1,000,000 shares of Class C common stock.

On July 6, 2012, the stockholders approved an amendment to the 2003 Plan to authorize an additional 450,000 shares of Class A common stock to be made available for issuance under the plan, of which up to 200,000 Class A common shares could be issued as up to 2,000,000 shares of Class C common stock.

The 2003 Plan provides for the grant of options and the award or sale of stock to officers, directors, and employees of the Company. Both “incentive stock options”, as defined under Section 422A of the Internal Revenue Code of 1986 and “non-qualified options” may be granted under the 2003 Plan. The exercise prices for the options granted are equal to or greater than the fair market value of the stock subject to such options as of the date of grant, as determined by the Company’s Board of Directors. The options granted under the 2003 Plan are to reward certain officers and key employees who have been employed by the Company for a number of years and to help the Company retain these officers by providing them with an additional incentive to contribute to the success of the Company.

The 2003 Plan is to be administered by the Board of Directors or by a committee designated by the board. The terms of options granted or stock awards or sales affected under the 2003 Plan are to be determined by the Board of Directors or its committee. The options shall be either fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the board or the committee may specify.

The plan also provides that if the shares of common stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of common stock as a stock dividend on its outstanding common stock, the number of shares of common stock deliverable upon the exercise of options shall be increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price to reflect such subdivision, combination or stock dividend. In addition, the number of shares of common stock reserved for purposes of the plan shall be adjusted by the same proportion. No options may be exercised for a term of more than ten years from the date of grant.

Options intended as incentive stock options may be issued only to employees, and must meet certain conditions imposed by the code, including a requirement that the option exercise price be no less than then fair market value of the option shares on the date of grant. The 2003 Plan provides that the exercise price for non-qualified options will not be less than at least 50% of the fair market value of the stock subject to such option as of the date of grant of such options, as determined by the Company’s Board of Directors. The 2003 Plan had a term of ten years; it was terminated on May 9, 2013.

DIRECTOR COMPENSATION FOR FISCAL 2013

The following table sets forth the compensation of the Company's non-employee directors for fiscal 2013.

Name	Fees Earned or Paid In Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John L. Cook (1) Gilbert A. Fuller Robert G. Hunter H. Craig Moody Norman G. Wilbur	$ 1,400 19,050 16,800 19,050 19,050	– – – – –	$ 11,904 11,904 11,999 12,001 12,001	– – – – –	– – – – –	– – – – –	$13,304 30,954 28,790 31,051 31,051
_________________________________________
(1) Mr. Cook was appointed a director on December 6, 2013.

Director Compensation

Directors of the Company (but not including directors who are employees) are currently paid a director’s fee of $16,800 per year by the Company for their services and are reimbursed for their expenses in attending board and committee meetings. An additional fee of $750 is paid to each audit committee member for each audit committee meeting attended. Each director is provided with an annual grant of stock options to purchase 1,000 shares of Class A common stock, which occurred under the 2000 Director Stock Option Plan for years 2000 to 2005 and under the 2006 Director Stock Option Plan for years 2006 to 2012. During 2013 and 2012, each director was granted options to purchase an additional 4,842 and 5,000 shares, respectively, of Class A common stock.

2006 Director Stock Option Plan

On December 7, 2006, the Company adopted the 2006 Director Stock Option Plan (the “2006 Director Plan”), effective December 7, 2006. The 2006 Director Plan provides for the grant by the Company of options to purchase up to an aggregate of 100,000 shares of Class A common stock for issuance thereunder. The 2006 Director Plan provides that each member of the Company's Board of Directors who is not an employee or paid consultant of the Company is automatically eligible to receive options to purchase the Company's Class A common stock under the 2006 Director Plan.

Effective as of December 7, 2006, and on each anniversary date thereof during the term of the 2006 Director Plan, each outside director shall automatically receive an option to purchase 1,000 shares of Class A common stock. In addition, each new outside director who first joins the Board after the effective date shall be granted an option to purchase 1,000 shares upon the date which such person first becomes an outside director and an annual grant of an option to purchase 1,000 shares on each anniversary date thereof during the term of the 2006 Director Plan. The options granted to outside directors shall vest in four equal quarterly installments over a one year period from the date of grant until such shares are fully vested. The primary purposes of the 2006 Director Plan are to enhance the Company's ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

In the event of a merger of the Company with or into another company, or a consolidation, acquisition of stock or assets or other change in control transaction involving the Company, each option becomes exercisable in full, unless such option is assumed by the successor corporation. In the event the transaction is not approved by a majority of the “continuing directors” (as defined in the 2006 Director Plan), each option becomes fully vested and exercisable in full immediately prior to the consummation of such transaction, whether or not assumed by the successor corporation.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and periodic changes in ownership of the Company’s common stock with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of stock reports received by it with respect to fiscal 2013, or written representations from certain reporting persons, the Company believes that its directors, officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except each of the Company’s officers and directors (with the exception of John L. Cook) through an oversight, filed one late Form 4 report reporting the granting of stock options on December 6, 2013. In addition, Norman G. Wilbur through an oversight, filed one late Form 4 report disclosing four transactions involving the sale of Class A common shares in January 2013 and February 2013, and one transaction involving the exercise of stock options in February 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth security ownership information of the Company's Class A and Class C common stock as of March 31, 2014 (i) for persons who own beneficially more than 5% of the Company's outstanding Class A or Class C common stock, (ii) each director of the Company, and (iii) for all executive officers and directors of the Company as a group.

	Class A Common Stock		Class C Common Stock		Class A and Class C Common Stock

	Amount		Amount		Amount
	Beneficially	Percent	Beneficially	Percent	Beneficially	Percent
Name and Address (1)	Owned	of Class	Owned	of Class	Owned	of Class
Scott M. Quist (2)(5)(7)(9)(11)	374,589	3.2%	9,625,608	53.5%	10,000,197	34.8%
George R. and Shirley C. Quist Family Partnership, Ltd. (3)	1,107,113	9.3%	5,205,719	39.2%	6,312,832	25.1%
Employee Stock Ownership Plan (ESOP) (4)	603,110	5.1%	2,409,276	18.1%	3,012,386	12.0%
Estate of George R. Quist	497,217	4.2%	605,081	4.6%	1,102,298	4.4%
401(k) Retirement Savings Plan (6)	1,082,405	9.1%	–	*	1,082,405	4.3%
Associated Investors (8)	63,175	*	1,017,070	7.7%	1,080,245	4.3%
Non-Qualified Deferred Compensation Plan (10)	669,602	5.7%	–	*	669,602	2.7%
Christie Q. Overbaugh (12)	209,730	1.8%	175,130	1.3%	384,860	1.5%
J. Lynn Beckstead, Jr. (7)(11)(13)	208,792	1.8%	–	*	208,792	*
Jason G. Overbaugh (14)	102,348	*	–	*	102,348	*
S. Andrew Quist (5)(15)	82,753	*	–	*	82,753	*
Jeffrey R. Stephens (16)	57,425	*	–	*	57,425	*
Robert G. Hunter, M.D. (5)(17)	52,093	*	–	*	52,093	*
H. Craig Moody (18)	50,442	*	–	*	50,442	*
Garrett S. Sill (7)(11)(19)	40,424	*	–	*	40,424	*
Norman G. Wilbur (20)	29,777	*	–	*	29,777	*
Gilbert A. Fuller (21)	3,162	*	–	*	3,162	*
John L. Cook (22)	1,534	*	–	*	1,534	*
All directors and executive officers (10 persons) (4)(6)(7)(8)	1,213,069	10.1%	9,800,738	54.5%	11,013,807	38.1%

* Less than 1%
(1)	Unless otherwise indicated, the address of each listed stockholder is c/o Security National Financial Corporation, 5300 South 360 West, Suite 250, Salt Lake City, Utah 84123.
(2)
Mr. Quist is the Company’s Chairman of the Board, President and Chief Executive Officer. Includes options to purchase 4,692,812 shares of Class C common stock granted to Mr. Quist that are currently exercisable or will become exercisable within 60 days of March 31, 2014. Mr. Quist’s options are to purchase either 469,281 shares of Class A common stock or 4,692,812 shares of Class C common stock, or any combination thereof. Mr. Quist has elected to purchase Class C common shares with his options to the extent there are sufficient authorized but unissued Class C common shares available for issuance with respect to such options. Otherwise, Mr. Quist will elect to purchase shares of Class A common stock with respect to his options.

(3)	This stock is owned by the George R. and Shirley C. Quist Family Partnership, Ltd., of which Scott M. Quist is the managing general partner.
(4)	The trustees of the Employee Stock Ownership Plan (ESOP) are Scott M. Quist, S. Andrew Quist and Robert G. Hunter, who exercise shared voting and investment powers.
(5)
Does not include 603,110 shares of Class A common stock and 2,409,276 shares of Class C common stock owned by the Company’s Employee Stock Ownership Plan (ESOP), of which Scott M. Quist, S. Andrew Quist and Robert G. Hunter are the trustees and, accordingly, exercise shared voting and investment powers with respect to such shares.

(6)
The investment committee of the 401(k) Retirement Savings Plan consists of Scott M. Quist, J. Lynn Beckstead, Jr., and Garrett S. Sill, who exercise shared voting and investment powers with respect to such shares.

(7)
Does not include 649,375 shares of Class A common stock owned by the Company’s 401(k) Retirement Savings Plan, of which Scott M. Quist, J. Lynn Beckstead, Jr. and Garrett S. Sill are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

(8)	The managing general partner of Associated Investors is Scott M. Quist, who exercises sole voting and investment powers.
(9)
Does not include 63,175 shares of Class A common stock and 1,017,070 shares of Class C common stock owned by Associated Investors, a Utah general partnership, of which Scott M. Quist is the managing partner and, accordingly, exercises sole voting and investment powers with respect to such shares.

(10)
The investment committee of the Company’s Non-Qualified Deferred Compensation Plan consists of Scott M. Quist, J. Lynn Beckstead, Jr. and Garrett S. Sill, who exercise shared voting and investment powers with respect to such shares.

(11)
Does not include 669,602 shares of Class A common stock owned by the Company’s Non-Qualified Deferred Compensation Plan, of which Scott M. Quist, J. Lynn Beckstead and Garrett S. Sill are members of the investment committee and, accordingly, exercise shared voting and investment powers with respect to such shares.

(12)
Ms. Overbaugh is the Company’s Senior Vice President of Internal Operations. Includes options to purchase 6,825 shares of Class A common stock granted to Ms. Overbaugh that are currently exercisable or will become exercisable within 60 days of March 31, 2014.

(13)
Mr. Beckstead is the Company’s Vice President of Mortgage Operations and a director. Includes options to purchase 15,525 shares of Class A common stock granted to Mr. Beckstead that are currently exercisable or will become exercisable within 60 days of March 31, 2014.

(14)
Mr. Overbaugh is the Company’s Vice President, National Marketing Director of Life Insurance, Assistant Corporate Secretary and a director. Includes options to purchase 10,894 shares of Class A common stock granted to Mr. Overbaugh that are exercisable within 60 days of March 31, 2014.

(15)
Mr. Quist is the Company’s Vice President, Associate General Counsel and a director. Includes options to purchase 36,528 shares of Class A common stock granted to Mr. Quist that are exercisable within 60 days of March 31, 2014.

(16)
Mr. Stephens is the Company’s General Counsel and Corporate Counsel. Includes options to purchase 3,413 shares of Class A common stock granted to Mr. Stephens that are currently exercisable or will become exercisable within 60 days of March 31, 2014.

(17)	Includes options to purchase 44,328 shares of Class A common stock granted to Dr. Hunter that are currently exercisable or will become exercisable within 60 days of March 31, 2014.
(18)	Includes options to purchase 44,265 shares of Class A common stock granted to Mr. Moody that are currently exercisable or will become exercisable within 60 days of March 31, 2014.
(19)
Mr. Sill is the Company’s Chief Financial Officer and Treasurer. Includes options to purchase 1,050 shares of Class A common stock granted to Mr. Sill that are currently exercisable, or will become exercisable, within 60 days of March 31, 2014.

(20)	Includes options to purchase 22,046 shares of Class A common stock granted to Mr. Wilbur that are currently exercisable or will become exercisable within 60 days of March 31, 2014.
(21)	Includes options to purchase 2,637shares of Class A common stock granted to Mr. Fuller that are currently exercisable, or will become exercisable, within 60 days of March 31, 2014.
(22)	Includes options to purchase 262 shares of Class A common stock granted to Mr. Crittenden that are currently exercisable or will become exercisable within 60 days of March 31, 2014.

The Company’s executive officers and directors, as a group, own beneficially approximately 38.1% of the outstanding shares of the Company’s Class A and Class C common stock.

Certain Relationships and Related Transactions and Director Independence

The Company’s Board of Directors has a written procedure, which requires disclosure to the board of any material interest or any affiliation on the part of its officers, directors or employees that is in conflict or may be in conflict with the interests of the Company.

On December 19, 2013, Mr. and Mrs. Scott M. Quist and Security National Life jointly purchased a house in St. George, Utah, pursuant to the terms of the Amendment to the Use and Buy Sale Agreement, dated February 15, 2007 (the “Agreement”), among Security National Life and Mr. and Mrs. Quist. The Amendment is dated December 6, 2013. Mr. Quist is the Company’s Chairman, President and Chief Executive Officer. The house is to be used in place of the St. George condominium, which was purchased in 2007, for the entertainment of the Company’s executive officers, employees, outside vendors and prospective customers.

The purchase price of the house was $695,000. Mr. Quist paid $185,000 of the purchase price plus closing costs, Security National Life paid $100,000, and Mr. Quist and his wife signed a note for $410,000, which is secured by a first trust deed on the property. The St. George condominium is in the process of being sold, with the proceeds from the sale to be applied toward the purchase price of the St. George house.

The other terms of the Agreement are to remain the same. Accordingly, Security National Life and Mr. and Mrs. Quist will continue to have the right to use the house in proportion to their respective contributions toward the purchase price, including furnishings and fixtures. Mr. Quist will be responsible for the care and maintenance of the house. The payment of taxes, insurance, utilities and homeowners’ fees will be divided between Security National Life and Mr. and Mrs. Quist according to their respective ownership percentages in the house.

Upon the death, disability or retirement of Mr. Quist or his separation from employment with the Company, Mr. Quist or his estate will have the right to purchase Security National Life’s share of the house at a purchase price equal to Security National Life’s contribution to the purchase price of the house or the fair market value of its interest in the house, whichever is less. Security National Life’s contribution to the purchase price of the house is equal to the amount of the accrued but unpaid bonus owed to Mr. Quist for fiscal year 2013, which he agreed to defer for the option to purchase Security National Life’s interest in the house upon his death, disability or retirement or his separation from employment with the Company.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Discussion and Analysis

Under rules established by the Securities and Exchange Commission (the “Commission”), the Company is required to provide certain data and information in regard to the compensation and benefits provided to its Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

Executive Compensation Philosophy. The Compensation Committee of the Board of Directors is composed of four directors, all of whom are independent, outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company’s executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

Executive Compensation Components. The key components of the Company’s compensation program are base salary, an annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers’ interests with those of stockholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

Base Salary. Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive’s performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 2013 were reasonable as compared to amounts paid by companies of similar size.

Annual Incentive. The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company financial performance. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer’s compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company’s achievement of certain financial performance. The Compensation Committee believes that executive officer annual bonuses for 2013 were reasonable as compared to amounts paid by companies of similar size.

Stock Options. The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer’s actual and potential contribution to the Company’s growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create stockholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company’s Class A common stock occurs over a number of years.

Compensation of Chief Executive Officer. Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Scott M. Quist, Chairman of the Board, President and Chief Executive Officer of the Company, for services rendered in 2013. Mr. Quist had received a base salary of $427,525 for 2013. Under the Compensation Committee’s rules, the Chief Executive Officer may not be present during voting or deliberations related to his compensation.

COMPENSATION COMMITTEE

Norman G. Wilbur, Chairman
Gilbert A. Fuller
Robert G. Hunter, M.D.
H. Craig Moody

REPORT OF THE AUDIT COMMITTEE

The Company has an Audit Committee consisting of three non-management directors: Gilbert A. Fuller, H. Craig Moody and Norman G. Wilbur (Chairman of the committee). Each member of the Audit Committee is considered independent and qualified in accordance with applicable independent director and audit committee listing standards. The Company's Board of Directors has adopted a written charter for the Audit Committee.

During the year 2013, the Audit Committee met three times. The Audit Committee has met with management and discussed the Company's internal controls, the quality of the Company's financial reporting, the results of internal and external audit examinations, and the audited financial statements. In addition, the Audit Committee met with the Company's independent registered public accountants, Eide Bailly LLP and discussed all matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 114 (communication with audit committees). The Audit Committee reviewed and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and Public Company Accounting Oversight Board Rule No. 3526 (Communication with Audit Committees Concerning Independence), and considered with the auditors whether the non-audit services provided by them to the Company during 2013 was compatible with the auditors' independence.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for the integrity of the Company's internal controls and its financial statements and reports, and the Company's independent auditors, who are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and for issuing a report on these financial statements.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Norman G. Wilbur, Chairman
Gilbert A. Fuller
H. Craig Moody

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE
COMPANY’S NAMED EXECUTIVE OFFICERS

PROPOSAL 2

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables the Company’s stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. Thus, pursuant to Section 14A of the Securities Exchange Act of 1934, the Company’s asking stockholders for an advisory approval of the compensation of the Company’s Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables, and related narrative discussion included in this Proxy Statement.

As discussed in the Compensation Discussion and Analysis, the Company designs its compensation programs to maintain a performance- and achievement-oriented environment throughout the Company. The goals of the Company’s executive compensation program are to provide total compensation that is competitive in the market place and that rewards successful financial performance in order to attract, retain, and motivate highly-qualified executive officers and other key employees who contribute to the Company’s long-term success, to align executive compensation with the Company’s business objectives and performance, and to motivate executive officers to enhance long-term stockholder value.

Consistent with these goals and as discussed in the Compensation Discussion and Analysis, the Compensation Committee has designed guiding principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

The Company is asking its stockholders to indicate their support for the compensation of the Company’s Named Executive Officers as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives the stockholders the opportunity to express their views on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, the Board of Directors will ask the stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table, and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board of Directors, or the Compensation Committee. The Board of Directors and the Compensation Committee value the opinions of the Company’s stockholders and will take into account the outcome of this vote in considering future compensation arrangements for the Named Executive Officers.

The Board of Directors recommends that the stockholders vote “FOR” approval, on an advisory basis, of the compensation paid to the Company’s Named Executive Officers.

APPROVAL OF THE 2014 DIRECTOR STOCK OPTION PLAN

PROPOSAL 3

On May 16, 2014, the Board of Directors adopted the 2014 Director Stock Option Plan (the “2014 Director Plan”), effective May 16, 2014. This section, which summarizes the material terms of the 2014 Plan, is qualified in its entirety by and subject to the full text of the 2014 Director Plan, which is attached to this Proxy Statement as Appendix A. The 2014 Director Plan provides for the reservation of 150,000 shares of Class A Common Stock to be made available for issuance under the plan. The 2014 Director Plan provides that each member of the Company’s Board of Directors who is not an employee or paid consultant of the Company is automatically eligible to receive options to purchase the Class A common stock under the 2014 Director Plan.

Effective as of December 7, 2014, and on each year thereafter during the term of the 2014 Director Plan, each outside director shall automatically receive an option to purchase 1,000 shares of Class A common stock. In addition, each new outside director who shall first join the Board after the effective date shall be granted an option to purchase 1,000 shares upon the date which such person first becomes an outside director and an annual grant of an option to purchase 1,000 shares on each anniversary date thereof during the term of the 2014 Director Plan. The options granted to outside directors shall vest in their entirety by the first anniversary date of the grant. The primary purpose of the 2014 Director Plan is to enhance the Company’s ability to attract and retain well-qualified persons for service as directors and to provide incentives to such directors to continue their association with the Company.

On March 31, 2014, there were 11,844,678 shares of Class A common stock and 13,294,792 shares of Class C common stock issued and outstanding. Thus, if the stockholders approve the 2014 Director Plan, including the reservation of the shares for issuance thereunder, the holders of Class A common stock could realize up to a 1.3% dilution with respect to their shares. Assuming all the Class C common stockholders, whose shares may be converted to Class A common shares at a conversion rate of ten-for-one, convert their Class C common shares to Class A common shares, the Class A and Class C common stockholders could realize up to a 1.1% dilution with respect to their shares on a fully converted basis.

The stockholders are being asked to approve the adoption of the 2014 Director Plan and the reservation of shares for issuance under the plan at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Class A and Class C common stock entitled to vote at the Annual Meeting will be required to approve the adoption of the 2014 Director Plan.

The Board believes that adopting the 2014 Director Plan is in the best interests of the stockholders. The Board has unanimously approved the proposed 2014 Director Plan and recommends that the Company’s stockholders adopt and approve the proposed 2014 Director Plan at the Annual Meeting to provide the Company with the continued ability to grant options to purchase shares of Class A common stock to help attract, motivate and retain directors of the Company and its subsidiaries. The 2014 Director Plan replaces the Company’s 2006 Director Stock Option Plan (the “2006 Plan”), which was terminated on May 16, 2014. If the stockholders approve the 2014 Director Plan at the Annual Meeting, the plan will be effective as of the date of the Annual Meeting.

The purpose of the 2014 Director Plan is to promote the success and enhance the value of the Company by aligning the financial interests of the members of the Board with those of stockholders and by providing these individuals with an incentive to work to enhance stockholder value. The 2014 Stock Plan also provides an incentive for directors to create stockholder value over the long term since the full value of the compensation package for the outside directors cannot be realized unless an appreciation in the price of the Company’s Class A common stock occurs over a number of years. The 2014 Director Plan is also intended to provide the Company with flexibility in creating ways to attract, motivate, and retain the services of its directors.

As explained in greater detail in the Compensation Discussion and Analysis section of this Proxy Statement, the Company grants its directors equity participation in the Company. The 2014 Director Plan provides directors with opportunities to purchase stock in the Company pursuant to non-qualified stock options. Neither the Board nor the Compensation Committee has retained any consultant to provide any analysis or opinion in connection with the 2014 Director Plan.

In order to continue to make grants in accordance with the compensation philosophy adopted by the Board and the Compensation Committee, the Board has approved and is requesting the stockholders to approve the 2014 Director Plan. The Board believes that the availability of such equity incentives has served, and will continue to serve, an important part in the implementation of the Company’s growth strategy.

The Board’s rationale for reserving 150,000 Class A common shares for issuance under the 2014 Director Plan is that this number of shares is similar to the number of shares the Board reserved for the Company’s 2006 Director Plan for purposes of motivating the Company’s directors to accomplish the Company’s goals while balancing the dilutive effect of such additional shares to the stockholders. In the 2006 Director Plan, the Board reserved 100,000 shares of Class A common stock for issuance under the plan. In addition, there were four outside directors on the Board when the 2006 Director Plan was approved, whereas there are now five outside directors on the Board.

It may be desirable, however, within the next several years for the Board to propose amendments to the 2014 Director Plan to authorize additional shares of Class A common stock to be made available for issuance under the plan. Such amendments would be subject to stockholder approval at an annual or special meeting of the stockholders.

As of March 31, 2014, the Company had a total of 417,113 shares available for grant under equity incentive plans, consisting of no shares available for grant under the 2006 Director Plan, and 417,113 shares available for grant under the Company’s 2013 Stock Option Plan.

Assuming stockholder approval of the 2014 Director Plan, and based on the equity awards outstanding under the 2014 Director Plan, the Company would have a total of 567,113 shares available for grant under all plans, consisting of a total of (x) no shares available for grant under the 2006 Director Plan, (y) 450,000 Class A Common shares available for grant under the 2013 Plan, of which up to 1,500,000 shares of Class C common stock may be issued in place of up to 150,000 shares of Class A common stock, and (z) 150,000 shares of Class A common stock available for grant under the 2014 Director Plan. The number of shares available for grant under the 2014 Director Plan and the 2013 Plan may increase in connection with the cancellation or forfeiture of awards outstanding under such plans, but such increase would not have a dilutive effect on the stockholders’ common shares.

Outstanding Stock Options and Equity Overhang

The following tables provide information about the Company’s outstanding stock options as of March 31, 2014. Approximately 88.1% of outstanding stock options were exercisable on that date and approximately 5.0% of exercisable options had exercise prices above the closing price on that date. On March 31, 2014, the closing price of the Company’s Class A common stock on The Nasdaq National Market was $4.06 per share.

	Aggregate Options Outstanding(1) (2)			Aggregate Options Exercisable (1)(2)
Range of Exercise Prices	Number Outstanding as of March 31, 2014 (in thousands)	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable as of March 31, 2014 (in thousands)	Weighted Average Exercise Price
Under $1.50 $1.51 - $2.00 $2.01 - $2.50 $2.51 - $3.00 $3.01 and above	409,325 128,069 119,454 72,743 147,406 876,997	4.84 1.63 .98 4.84 7.67 4.32	$ 1.35 $ 1.64 $ 2.25 $ 2.79 $ 4.79 $ 2.21	409,325 128,069 119,454 72,743 43,471 773,062	$ 1.35 $ 1.64 $ 2.25 $ 2.79 $ 4.84 $ 1.87
________________

(1) Adjusted for annual 5% stock dividends.
(2) Assumes all shares of Class C common stock are converted into shares of Class A common stock at a conversion rate of ten-to-one.

As of March 31, 2014, the sum of (i) the total number of stock options and other equity awards granted and outstanding plus (ii) the shares available for grant under all active equity plans (but not giving effect to the 2014 Director Plan), as a percentage of the Company’s outstanding shares of Class A common stock (also referred to as the Company’s “equity overhang”), was equal to 7.4%.

Three-Year Burn Rate

The Board reviews the Company’s equity programs annually in its effort to balance the Board’s goal of including the use of equity in its compensation programs to attract, motivate and retain its executive officers, directors and employees, with the stockholders’ interest in limiting dilution due to the equity plans. The following table provides information on the Company’s annual share usage.
2011	2012	2013	3-Year Average
Stock options granted (1)
Restricted stock awarded or purchased
Total number of shares cancelled
Weighted average of Class A common shares outstanding
Net Burn Rate (2)
Equity awards made to Named Executive Officers, and non-employee directors (as a percentage of equity awards granted under the 2013 Plan, 2006 Director Plan and 2003 Plan)
458,765 - 41,125 10,685,545 3.9% 60%	415,443 - 123,134 11,383,711 2.6% 65%	174,144 - 137,490 12,337,663 0.3% 64%	349,450 - 100,583 11,468,973 2.3% 63%

(1) Adjusted for annual 5% stock dividends.
(2) Burn rate is equal to the stock options granted plus restricted stock awards and purchases, minus the number of shares cancelled, divided by weighted average of common shares outstanding.

2006 Director Plan Equity Awards

Equity awards under the 2014 Director Plan are subject to the discretion of the Board and the Compensation Committee. There are no projections under consideration by the Board or the Compensation Committee for future equity awards under the 2014 Director Plan. Therefore, it is not possible to determine the awards that will be made in the future to participants in the 2014 Director Plan except for the options to purchase 1,000 shares of Class A common stock that the Company automatically grants to each outside director on any annual basis under the plan. As of May 16, 2014, when the 2006 Director Plan was terminated, the Company had made the following equity grants consisting of stock options during the eight year term of the 2006 Director Plan, from December 7, 2006 to May 16, 2014:

Number of Equity Awards Granted Under 2006 Director Plan (1)
John L. Cook Gilbert A. Fuller Robert G. Hunter H. Craig Moody Norman G. Wilbur Non-employee directors as a group	6,134 7,237 48,929 48,929 47,736 158,965
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(1) Adjusted for annual 5% stock dividends

Dilutive Impact of Amendments to 2014 Director Plan

Neither the Board nor the Compensation Committee have any future plans under consideration to amend the 2014 Director Plan to authorize additional shares of Class A or Class C common stock to be made available for issuance under the plan. In addition, there are not any projections under consideration for future stock options or other equity awards to be made available under the 2014 Director Plan. There can be no assurance, however, that there will be no amendments proposed to the 2014 Director Plan in the future to make additional common shares available for issuance under the plan.
Any future amendment, if any, to the 2014 Director Plan to reserve additional shares for issuance thereunder would require stockholder approval at an annual or special meeting of the stockholders. Stockholders would be furnished with a proxy statement in connection with any such amendment, explaining the reasons for the amendment and the dilutive impact of the amendment on the stockholders’ common shares.

Vote Required

The Board is requesting stockholders of record at the close of business on May 24, 2013 to approve the 2014 Director Plan, including the reservation of 150,000 shares of Class A common stock to be made available for issuance under the plan. The affirmative vote of a majority of the Class A and Class C shares of common stock presented in person or represented by proxy, and entitled to vote on the proposal at the Annual Meeting, is required for approval of the 2014 Director Plan.

The Board of Directors recommends that the stockholders vote “FOR” approval of the adoption of the 2014 Director Stock Option Plan and the reservation of 150,000 shares of Class A common stock to be made available for issuance under the plan.

APPROVAL OF REVERSE STOCK SPLIT AND WEIGHTED
VOTING OF CLASS C COMMON STOCK

PROPOSAL 4

Subject to stockholder approval, the Board Director approved a 1-for-10 reverse stock split of the Company’s Class C common stock. Concurrently with the approval of the reverse stock split, the Board also approved amendments to Article V of the Company’s Articles of Incorporation to provide that each share of Class C common stock will have ten votes per share and that each share of Class C common stock may be converted into one share of Class A common stock. The Company’s Articles of Incorporation currently provide that each share of Class C common stock has one vote per share and that Class C common shares are convertible into Class A common shares at a conversion ratio of ten shares of Class C common stock for one share of Class A common stock. The text of the amendments to Article of Incorporation is attached hereto as Appendix B.

The Board of Directors believes the 1-for-10 reverse stock split and the weighted voting of the shares of Class C common stock are in the Company’s best interest. The Company’s per share net income or loss and net book value are often misreported and understated by the financial community due to a misunderstanding of the conversion and other rights of the Company’s Class C common stock. As a result, the Company’s per share net income or loss and net book value are often understated because the financial community will often convert Class C common shares to Class A common shares at a one-to-one conversion ratio rather than a ten-to-one ratio when reporting per share net income or loss and net book value. The amendments to the Articles of Incorporation will help correct this problem.

Moreover, avoiding the misreporting and understating of the Company’s per share net income or loss and net book value may result in an increase in the price of the Company’s Class A common stock, which, in turn, may generate greater investor interest in the Class A shares, thereby enhancing the marketability of the Class A shares. Further, an increase in the price of the Class A shares may enhance the attractiveness of the Company’s Class A shares for future acquisitions or financings by the Company or to otherwise carry out the Company’s business objectives.

Although the reverse stock split and weighted voting of the Class C common stock may increase the market price of the Class A common stock because of more accurate reporting of the Company’s per share net income or loss and net book value, the actual effect of the reverse split on the market price of the Class A shares cannot be predicted. The market price of the Class A common stock may not rise as a result of the reverse stock split and weighted voting of Class C common stock. Additionally, there is no assurance that the reverse stock split and weighted voting of Class C common stock will lead to a sustained increase in the market price of the Class A common stock. The market price of the Class A common stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions. The reverse stock split will affect all of the holders of the Company's Class C common stock uniformly and will not affect any Class C stockholder's percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares, as discussion below.

The reverse stock split and weighted voting of the Company's Class C common stock will become effective upon Class A and Class C stockholder approval at the Annual Meeting and on the date of filing of the Articles of Amendment to the Company's Articles of Incorporation with the Utah Division of Corporations and Commercial Code (the “Effective Date”). The reverse stock split and weighted voting of Class C common shares will take place on the Effective Date. Class C stockholders will affect the reverse stock split by physically surrendering their current certificates for certificates representing the number of shares of Class C common stock that each Class C stockholder is entitled to receive as a result of the reverse stock split. New certificates of Class C common stock will then be issued.

No fractional shares will be issued in connection with the reverse stock split. Class C stockholders that would otherwise be entitled to receive fractional shares because they hold a number of shares of Class C common stock that is not evenly divisible by the reverse stock split ratio will receive an additional share for their fractional shares. For example, a Class C stockholder that would be entitled to receive one-fourth of a Class C share would receive one share of the Company's Class C common stock on the date that the reverse stock split is implemented.

Certain Risks Associated with the Reverse Stock Split

The Company's total market capitalization immediately after the proposed reverse stock split may be lower than immediately before the proposed reverse stock split.

There are numerous factors and contingencies that could affect the Company's Class A stock price following the 1-for-10 reverse stock split of the Company’s Class C common stock, including the status of the market for the Company's Class A stock at the time, the Company's reported results of operations in future periods, and general economic market and industry conditions. If the market price of the Company's Class A common stock declines after the reverse stock split, the Company's total market capitalization (the aggregate value of all of the Company's outstanding Class A common stock at the then existing market price) after the reverse stock split would be lower than before the reverse stock split.

Effect on Existing Shares of Class C Common Stock

The reverse stock split would affect all of the Company's Class C common stockholders uniformly and would not affect any Class C stockholder's percentage ownership interest in the Company, except to the extent that the reverse stock split results in any of the Company's Class C stockholders owning a fractional share, as described below. Proportionate voting rights and other rights and preferences of the holders of the Company's Class C common stock would not be affected by a reverse stock split.

Effect on Authorized but Unissued Shares of Class C Common Stock

Currently, the Company is authorized to issue up to a total of 15,000,000 shares of Class C common stock, of which 13,294,792 Class C shares were outstanding on the Record Date. At the Annual Meeting, the matters to be addressed also include the approval of an amendment to the Company’s Articles of Incorporation to decrease the authorized shares of Class C common stock from 15,000,000 shares to 2,000,000 shares. See Proposal 5 - Approval of Decrease in Number of Authorized Shares of Class C Common Stock.

Effect on Existing Shares of Class A Common Stock

Currently, the Company is authorized to issue up to a total of 20,000,000 shares of Class A common stock, of which 11,844,678 Class A common shares were outstanding on the Record Date. The reverse stock split will not impact the existing shares of Class A common stock.

Effect on Authorized but Unissued Shares of Preferred Stock

Currently, the Company is authorized to issue up to a total of 5,000,000 shares of preferred stock, $1.00 par value, of which no shares have been issued or are outstanding or reserved for future issuance. The reverse stock split will not effect the total authorized number of shares of preferred stock.

Effect on Stock Options

Currently, there are outstanding stock options granted to the Company's executive officers, directors and employees to purchase 876,997 shares of Class A common stock, as adjusted for annual 5% stock dividends, at exercise prices ranging from $1.05 per share to $6.70 per share, of which up to 4,692,812 shares of Class C common stock may be issued at the option of the option holders in place of up to 469,281 shares of Class A common stock, as adjusted for annual 5% stock dividends, at exercise prices ranging from $.12 per share to $.50 per share. This option to purchase shares of Class C common stock is conditional upon there being a sufficient number of Class C common shares available for issuance pursuant to such stock options. Currently, only 1,705,208 pre-split shares of Class C common shares (or 170,521 post-split Class C shares) are available for issuance to option holders who have options to purchase Class C common shares in place of some of their Class A common shares. If Proposal 5 is approved by the stockholders, there will be 670,521 post-split Class C shares available for issuance to option holders who have options to purchase Class C common shares in place of some of their Class A common shares. See Proposal 5 – Approval of Decrease in Number of Authorized Shares of Class C Common Stock.

Further, if the reverse stock split is implemented, the Company would reduce the number of shares of Class C common stock subject to each such outstanding option grant and increase the exercise price per share proportionately in accordance with the terms of each grant and based on the 1-for-10 ratio of the reverse stock split. These adjustments will result in approximately the same aggregate exercise price (number of Class C shares multiplied by the exercise price) being required to be paid for all outstanding options to purchase Class C shares upon exercise.

Effect on Registration and Stock Trading

The Company's Class A and Class C common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Company is subject to the periodic reporting and other requirements of the 1934 Act. The reverse stock split will not affect the registration of the Company's Class A or Class C common stock under the 1934 Act. If the reverse stock split is implemented, the Company's Class A common stock will continue to be reported on The Nasdaq National Market under the symbol “SNFCA.”

Effective Date

The reverse stock split and weighted voting of Class C common stock will become effective on the date that the Articles of Amendment to the Company's Articles of Incorporation with such amendments are filed with, and accepted and approved by, the Utah Division of Corporations and Commercial Code.

Mechanics of Reverse Stock Split

If this Proposal is approved by the Class A and Class C stockholders at the Annual Meeting, the Class C stockholders will be notified that the reverse stock split has been effected. The mechanics of the reverse stock split will differ depending upon whether shares held are held beneficially in street name or whether they are registered directly in a stockholder's name.

·
If a Class C stockholder's shares are held in street name, the number of Class C shares that the stockholders hold will automatically be adjusted to reflect the reverse stock split on the Effective Date.

·
If a Class C stockholder's shares are registered directly in the stockholder's name, the stockholder will receive a transmittal letter asking the stockholder to surrender certificates representing pre-split shares in exchange for certificates representing post-split shares. No new certificates will be issued to the stockholder until the outstanding certificate(s), together with the properly completed and executed letter of transmittal, are delivered to Zions Bank, Stock Transfer Department, One South Main Street, Twelfth Floor, Salt Lake City, Utah 84133-1109, the exchange agent for the common stockholders. Stockholders should not destroy any stock certificates and should not submit any certificates until requested to do so. The exchange agent will send each Class C common stockholder a new stock certificate promptly after receipt of that stockholder's properly completed letter of transmittal and old stock certificate(s).

No Fractional Shares

Whether the Class C shares are held in street name or directly, the Company will not issue fractional shares of Class C common stock to its Class C stockholders. Class C stockholders that would otherwise be entitled to receive fractional shares because they hold a number of shares that is not evenly divisible by the reverse split ratio will receive one additional share of the Company's Class C common stock in lieu of such fractional share.

No Appraisal Rights

Under the Utah Revised Business Corporation Act, the Company's Class C stockholders are not entitled to appraisal rights with respect to the reverse stock split described in this Proposal, and the Company will not independently provide its Class C stockholders with any such rights.

U.S. Federal Income Tax Consequences

The following is a summary of important tax considerations of the proposed reverse stock split: It addresses only Class C stockholders who hold the pre-reverse stock split shares and post-reverse stock split shares as capital assets. It does not purport to be complete and does not address Class C stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign stockholders, stockholders who hold the pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, stockholders who hold the pre-reverse stock split shares as qualified small business stock within the meaning of Section 1202 of the Code, Class C stockholders who are subject to the alternative minimum tax provisions of the Code, and Class C stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation.

This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reverse stock split. Each Class C stockholder is advised to consult his or her tax advisor as to his or her own situation. The reverse stock split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the reverse stock split qualifies as a reorganization, a Class C stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse stock split shares.

The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor (excluding any portion of the holder's basis allocated to fractional shares), and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged. A holder of the pre-split shares who receives cash will generally recognize gain or loss equal to the difference between the portion of the tax basis of the pre-split shares allocated to the fractional share interest and the cash received. Such gain or loss will be a capital gain or loss and will be short term if the pre-split shares were held for one year or less and long term if held more than one year. No gain or loss will be recognized by the Company as a result of the reverse stock split.

Authorized Shares of Class C Common Stock; Potential Anti-Takeover Effect

The reverse stock split would effect all issued and outstanding shares of Class C common stock and rights to acquire Class C common stock. The Board of Directors has approved an amendment to the Company’s Articles of Incorporation, subject to stockholder approval at the Annual Meeting, to reduce the authorized shares of Class C common stock from 15,000,000 shares to 2,000,000 shares. If this proposal is approved, upon the effectiveness of the reverse stock split, the number of authorized but unissued shares of Class C common stock and the number of shares of Class C common stock issued and outstanding would be reduced.

The Company will reserve for issuance any authorized but unissued shares of Class C common stock that would be available as a result of the proposed reverse stock split. The Company does not have any plans, arrangements or understanding for the remaining portion of the authorized but unissued shares of Class C common stock that would be available following the reverse stock split, except for the exercise of stock options previously granted to the Company’s executive officers and employees.

The Class C shares may be issued in the future for a variety of corporate purposes including, but not limited to, equity incentive plans, acquisitions of assets or businesses, and stock splits or stock dividends. Except for a stock split or stock dividend, future issuances of Class C common stock would dilute the voting power and ownership of the Company’s existing Class A stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders’ equity on a per share basis. If the Board authorizes the issuance of additional shares of Class A common stock after the reverse stock split, the dilution to the ownership interest of the Company’s existing Class A stockholders may be greater than would occur had the reverse stock split not been effected. Many stock issuances do not require stockholder approval, and the Board generally seeks approval of its stockholders in connection with a proposed issuance only if required at that time.

The authorized Class C shares could also be used to resist or frustrate a third-party transaction that is favored by a majority of the independent Class A stockholders (for example, by permitting issuances of Class C common stock that would dilute the stock ownership of a Class A stockholder seeking to effect a change in the composition of the Board or management of the Company or contemplating a tender offer or other transaction for the combination of the Company with another company). This could have an anti-takeover effect, in that the Company could issue additional shares (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, the Company could issue additional Class C shares to dilute the stock ownership or voting rights of Class A stockholders seeking to obtain control of the Company.

Similarly, the issuance of additional Class C shares to certain persons allied with the Company’s management could have the effect of making it more difficult to remove current management by diluting the stock ownership or voting rights of Class A stockholders seeking to cause such removal. Despite this possible anti-takeover effect, the Board of Directors is not proposing the reverse stock split with the intent that it be utilized as a type of anti-takeover device, nor is the reverse stock split being proposed in response to any effort of which the Company is aware to accumulate shares of the Company’s Class A common stock or obtain control of the Company.

Vote Required and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of the Company's Class A and Class C common stock will be required to approve the reverse stock split and weighted voting of Class C common stock, assuming a quorum is present.

The Board recommends that the Class A and Class C stockholders vote "FOR" the approval of the reverse stock split and the weighted voting of the Class C common stock.

APPROVAL OF DECREASE IN NUMBER OF AUTHORIZED SHARES
OF CLASS C COMMON STOCK

PROPOSAL 5

The Company's Articles of Incorporation currently authorizes the issuance of 20,000,000 shares of Class A common stock and 15,000,000 shares of Class C common stock. As of the record date, there were issued and outstanding 11,844,678 shares of Class A common stock, $2.00 par value per share, and 13,294,792 shares of Class C common stock, $.20 par value per share. Class C common shares are convertible into shares of Class A common stock at a ratio of one share of Class A common stock for every ten shares of Class C common stock.

At the Annual Meeting, the matters to be addressed include the approval of an amendment to the Company’s Articles of Incorporation to effect a 1-for-10 reverse stock split. As a result of the reverse stock split, the Board of Directors has determined that it is in the best interest of the Company and its stockholders to amend Article IV of the Company's Articles of Incorporation to decrease the authorized capital stock of the Company from 45,000,000 shares to 32,000,000 shares by decreasing the number of authorized shares of Class C common stock from 15,000,000 shares to 2,000,000 shares, and hereby solicits stockholders' approval of the proposed Amendment. The text of the proposed amendment is attached hereto as Appendix C. If the stockholders approve the amendment, the Board of Directors intends to file Articles of Amendment to the Company's Articles of Incorporation with the Utah Division of Corporations and Commercial Code as soon as practicable following such stockholder approval.

The objective of decreasing the number of authorized shares of Class C common stock to 2,000,000 post-split shares rather than to 1,500,000 past-split shares, an amount in proportion to the reverse stock split, is to insure that the Company will have sufficient shares for future issuances. Although the Board of Directors has no immediate plans to issue additional shares of Class C common stock, except for shares issuable upon the exercise of stock options previously granted to the Company's executive officers and employees, such future business needs may include, without limitation, paying stock dividends, funding future financings and acquisitions, and providing equity incentives to the Company's executive officers and employees through stock option plans. The Board of Directors has declared 5% stock dividends payable to the holders of shares of Class A and Class C common stock each year since 1992.

Possible Effects of Proposed Amendment to Articles of Incorporation

All authorized but unissued shares of Class C common stock will be available for issuance from time to time for any proper purpose approved by the Board of Directors. There are currently no arrangements, agreements or understandings for the issuance or use of the additional shares of the authorized Class C common stock, except for shares issuable upon the exercise of stock options previously granted to the Company's executive officers and employees under stock option plans.

On March 31, 2014, there were 11,844,678 shares of Class A common stock and 13,294,792 shares of Class C common stock issued and outstanding. Thus, if the stockholders approve the 1-for-10 reverse stock split and the decrease in the authorized shares of Class C common stock from 15,000,000 shares to 2,000,000 shares and the Board were thereafter to issue the additional 670,521 shares of Class C common stock, the holders of Class A common stock could realize a 4.8% dilution with respect to their shares on a fully converted basis, assuming all the holders of the additional Class C common shares, whose shares may be converted to Class C common shares at a conversion rate of ten-for-one, convert their Class C common shares into shares of Class A common stock.

The Company's Class C stockholders do not currently have any preemptive or similar rights to subscribe for or purchase any additional shares of Class C common stock that may be issued in the future. Thus, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing Class A and Class C stockholders.

This proposed decrease in authorized shares of Class C common stock is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments or the Articles of Incorporation or the Bylaws of the Company in effect on the date of this Proxy Statement. Class A and Class C stockholders should note, however, that the availability of authorized but unissued shares of Class C common stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and might make it more difficult to remove current management.

Although the Board of Directors currently has no intention of doing so, shares of Class C common stock could be issued by the Board to dilute the percentage of Class A and Class C common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Utah law with respect to a merger or other business combination involving the Company. The Company is not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of the Company's Class A or Class C common stock. The Company has no present intention to use the authorized Class A or Class C common stock for anti-takeover purposes.

Voted Required and Recommendation of the Board of Directors.

The affirmative vote of the holders of a majority of the outstanding 11,844,678 shares of Class A common stock and the outstanding 13,294,797 shares of Class C common stock will be required to approve the proposed amendment to the Company's Articles of Incorporation, assuming a quorum is present. Accordingly, a majority of the combined total of 25,139,470 shares of both Class A and Class C common stock, or 12,569,736 shares, will be required for approval of the proposed Amendment to decrease the Company’s authorized capital stock by decreasing the number of the authorized shares of Class C common stock.

The Board of Directors recommends that the Class A and Class C shareholders vote "FOR" approval of the proposed Amendment to the Articles of Incorporation to decrease the authorized capital stock of the Company from 45,000,000 shares to 32,000,000 shares by decreasing the number of authorized shares of Class C common stock from 15,000,000 shares to 2,000,000 shares.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

PROPOSAL 6

The independent public accounting firm of Eide Bailly LLP and its predecessor firm of Hansen, Barnett & Maxwell, P.C. have been the Company's independent registered public accountants since May 20, 2005. The Audit Committee has recommended and the Board of Directors has appointed Eide Bailly LLP for purposes of auditing the consolidated financial statements of the Company for the fiscal year ending December 31, 2014. It is anticipated that representatives of Eide Bailly LLP will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire, and to be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote “FOR” ratification of the appointment of Eide Bailly LLP as the Company's independent registered public accountants for fiscal year ending December 31, 2014.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit fees for the year 2013 for the annual audit of the financial statements and employee benefit plans and related quarterly reviews by the Company’s independent registered public accountants were $351,402. In addition, there were $91,028 in tax preparation fees during 2013.

Audit fees for the year 2012 for the annual audit of the financial statements and employee benefit plans and related quarterly reviews by the Company’s independent registered public accountants were $400,425. In addition, there were $89,698 in tax preparation fees during 2012.

OTHER MATTERS

The Company knows of no other matters to be brought before the Annual Meeting, but if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent in accordance with their judgment.

ANNUAL REPORT AND FINANCIAL STATEMENTS

Stockholders are referred to the Company's Annual Report, including financial statements, for the fiscal year ended December 31, 2013. The 2013 Annual Report is not included with this Proxy Statement. Please go online to review the Company’s 2013 Annual Report at http://www.securitynational.com/shareholders. The Company will provide, without charge to each stockholder upon request, the 2013 Annual Report as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2013. Such requests should be directed to Jeffrey R. Stephens, General Counsel and Corporate Secretary, by email at contact@securitynational.com or by regular mail at Security National Financial Corporation, P.O. Box 57250, Salt Lake City, Utah 84157-0250.

DEADLINE FOR RECEIPT OF STOCKHOLDER'S PROPOSALS
FOR ANNUAL MEETING TO BE HELD IN JULY 2014

Any proposal by a stockholder to be presented at the Company's next Annual Meeting of Stockholders expected to be held in July 2015 must be received at the offices of the Company, P.O. Box 57250, Salt Lake City, Utah 84157-0250, no later than March 31, 2015.

By order of the Board of Directors,

/s/ Jeffrey R. Stephens

Jeffrey R. Stephens
General Counsel and Corporate Secretary

May 30, 2014
Salt Lake City, Utah

APPENDIX A

SECURITY NATIONAL FINANCIAL CORPORATION

2014 Director Stock Option Plan

1. Purchase of the Plan. The purpose of this 2014 Director Stock Option Plan is to attract and retain the best available personnel to serve as Outside Directors of the Company.

All options granted hereunder shall be “non-statutory stock options.”

2. Definitions. A used herein, the following definitions shall apply:

(a) “Board” means the Board of Directors of the Company.

(b) “Change in Control” means (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of more than fifty percent (50%) of the outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; (iv) a complete liquidation or dissolution of the Company or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such a merger.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” means the Class A Common Stock of the Company.

(e) “Company” means Security National Financial Corporation, a Utah corporation.

(f) “Continuous Status as a Director” means the absence of any interruption of termination of service as a Director.

(g) “Director” means a member of the Board.

(h) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The National Market System (“Nasdaq”), the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported by the Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is quoted on The Nasdaq System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked priced for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(k) “Option” means a stock option granted pursuant to the Plan.

(l) “Optioned Stock” means the Common Stock subject to an Option.

(m) “Optionee” means an Outside Director who receivers an Option.

(n) “Outside Director” means a Director who is not an Employee.

(o) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code,

(p) “Plan” means this 2014 Director Stock Option Plan.

(q) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(r) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the plan is 150,000 Shares (the “Pool”) of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4. Administration of and Grants of Options Under the Plan.

(a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

(b) Procedure for Grants. The provisions set forth in this Section 4(b) shall not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii) Effective as of December 7, 2014 (the “Effective Date”) and on each anniversary date thereof during the term of this Plan, each Outside Director shall automatically receive an Option to purchase 1,000 Shares (an “Annual Grant”). In addition, each new Outside Director who shall first join the Board on or after the Effective Date shall automatically be granted an Option to purchase 1,000 Shares upon the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company, appointment by the Board to fill a vacancy, or termination of employment by the Company while remaining as a Director (a “One-time Grant”) and an Annual Grant of an option to purchase 1,000 Shares on each anniversary date thereof during the term of this Plan.

(iii) The terms of each Option granted hereunder shall be as follows:

(A) the term of the Option shall have ten (10) years:

(B) the Option shall be exercisable while the Outside Director remains a Director of the Company and for a period of six months from the date Optionee’s continuous status as a Director terminates, as set forth in Section 8 hereof;

(C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option; and

(D) each Annual Grant and One-Time Grant shall become exercisable at the rate of 250 shares each three month period, so that 100% of the Optioned Stock granted under any One-Time Grant or Annual Grant shall be exercisable one year after the date of grant of the Option, assuming Continuous Status as a Director and attendance at each board meeting.

(iv) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of shares determined by dividing the total number of Shares remaining available for grant date. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options preciously granted hereunder.

(c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 2(i) of the Plan, the Fair Market Value of the Common Stock; (ii) to interpret the Plan; (iii) to prescribe, amend and rescind rules and regulations relating to the Plan; (iv) to authorize any person to execute on behalf of the Company and instrument required to effectuate the grant of an Option previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of the Plan.

(d) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final.

5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) hereof. An Outside Director who has been granted an option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such section.

The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

6. Term of Plan. The plan shall become effective as of May 16, 2014 and shall continue in effect until the tenth anniversary of the Effective Date, unless sooner terminated under Section 12 of the plan.

7. Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash; (ii) check; (iii) promissory note; (iv) other shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised and which, in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more that 12 months on the date of surrender; (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price; (vi) delivery of an irrevocable subscription agreement for the Shares not more than 12 months after the date of delivery of the subscription agreement; (vii) by a combination of the foregoing methods of payment; or (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law.

8. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 17 hereof has been obtained.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allocable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Options is exercised.

(b) Termination of Continuous Status as a Director. In the event an Optionee’s Continuous Status as a Director terminates, the Optionee may exercise his or her Option but only within six months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten-year term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will, by law of descent or distribution or pursuant to qualified domestic relations order, and may be exercised, during the lifetime of the Optionee, only by the Optionee or a permitted transferee.

10. Adjustments. Upon the occurrence of any of the following events, an Optionee's rights with respect to Options granted to the Optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Optionee and the Company relating to such Option:

(a) Stock Dividends and Stock Splits. If the Shares shall be subdivided or combined into a greater or smaller number of Shares or if the Company shall issue any Shares as a stock dividend on its outstanding Shares, the number of Shares deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

(b) Assumption of Options by Successors. In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, or the sale of substantially all of the assets of the Company, the Board may in its sole discretion accelerate the exercisability of any or all outstanding Options so that such Options would be exercisable in full prior to the consummation of such dissolution, liquidation, merger or sale of assets at such times and on such conditions as the Board shall determine, unless the successor corporation, if any, assumes the outstanding Options or substitutes substantially equivalent options.

(c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subsection (a) above) pursuant to which Shares of the Company or shares of another corporation are issued with respect to the outstanding Shares, an Optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the Shares that the Optionee would have received if the Optionee had exercised the Option prior to such recapitalization or reorganization.

(d) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board.

(e) Issuances of Shares. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than Shares of the Company.

(f) Fractional Shares. No fractional Shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional Shares.

11. Change in Control. In the event of a Change in Control of the Company, if the Change of Control is not approved by a majority of the Directors, the Administrator shall cause written notice of the proposed transaction to be given to all Optionees not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction and, concurrent with the effective date of the proposed transaction, all Options shall be accelerated and concurrent with such date the holders of such Options shall have the right to exercise such Options in respect to any or all shares subject thereto. The Administrator in its discretion may, at any time an Option is granted, or at any time thereafter (regardless of its acceleration or non-acceleration), take one or more of the following actions: (A) provide for the purchase of each Option for an amount of cash or other property that could have been received upon the exercise of the Option, (B) adjust the terms of the Options in a manner determined by the Administrator to reflect the Change in Control, (C) cause the Options to be continued or assumed, or new rights substitute therefor, by the surviving or another entity, through the continuance of the Plan and the continuation or assumption of outstanding Options or the substitution for such Options of new options of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Plan and such Options, or the new options substituted therefor, shall continue in the manner and under the terms so provided or (D) make such other provision as the Administrator may consider equitable. In the event of a Change in Control in which the Options are not continued, assumed or substituted therefor by the surviving or another entity, regardless of whether such Change in Control is approved by a majority of the Continuing Directors, the Options shall be accelerated and fully exercisable upon the effective date of the Change in Control and the Administrator shall cause written notice of the proposed transaction to be given to all Optionees not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction. The Administrator shall have the right with respect to any specific Option granted under the Plan, to provide that such Options shall be accelerated in any event upon the effective date of the Change of Control.

12. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or discontinue the plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law or regulation, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as may be required.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with the Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; and the rules and regulations promulgated thereunder, state securities laws and the requirements of any stock exchange or market system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15. Reservation of Shares. The Company, during the term of this plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

17. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company at or prior to the first annual meeting of stockholders held subsequent to the first granting of an Option hereunder. Such stockholder approval shall be obtained in the degree and manner appropriate under applicable state and federal law.

APPENDIX B

TEXT OF PROPOSED AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
SECURITY NATIONAL FINANCIAL CORPORATION

ARTICLE V

Preferences, Limitations and Relative
Rights of Common Stock

No share of the common stock authorized in Article IV shall have any preference over or limitation in respect to any other share of such common stock except as set forth in this Article V. Except as set forth in this Article V, all shares of the common stock authorized in Article IV shall have equal rights and privileges, including the following:

1. All outstanding shares of common stock shall share equally in dividends, except that in the event of cash dividends, the Class C common shares shall in no event receive per share cash dividends in excess of 90% of the per share cash dividends received by the Class A and/or Class B common shares; and further provided that with respect to liquidating dividends and distributions on the common Stock, the Class C common shares shall in no event receive per share distribution in excess of 90% of the per share distributions received by the Class A and/or Class B common shares; and further provided that with respect to all other distributions on the common Stock, not including cash dividends and liquidating dividends and distributions, the Class C common shares shall in no event receive per share distributions in excess of 100% of the per share distributions received by the Class A and/or Class B common shares. Neither the purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, nor the merger, consolidation, or other business combinations of the Corporation or any of its subsidiaries with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its properties or assets shall be deemed to be liquidating dividends and distributions for purposes of this Article V. No holder of Class C common stock shall be entitled to receive any amounts with respect thereto upon liquidation, dissolution, or winding up of the Corporation other than the amounts provided for in this Article V.

The classes of common stock shall share equally in stock dividends declared which shall be payable in common stock of each common stockholder's particular class (for example, if a 10% stock dividend is declared for the Class A common stock, there shall also be declared a 10% stock dividend for the Class B and C common stock, and a Class A common stockholder would receive 10% additional shares of Class A common stock, a Class B common stockholder and a Class C common stockholder would receive 10% additional shares of Class B or C common stock respectively). Except for a two-for-one forward stock split effective as of November 12, 1996 involving only Class C common stock and a one-for-ten reverse stock split effective as of July 2, 2014 also involving only Class C common stock, stock splits shall be administered among the classes of common stock similarly to stock dividends. Dividends with respect to all common shares shall be payable at the discretion of the Board of Directors of the Corporation at such times and in such amounts as it deems advisable subject to the provisions of any applicable law. However, any dividends may be declared by the Board of Directors of the Corporation as may be permitted by the Utah Revised Business Corporation Act. In addition, the Board of Directors of the Corporation, from time to time, may distribute to stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of the assets, in cash or property, subject to the following provisions:

(a) No such distribution shall be made at a time when the Corporation is insolvent or when such distribution would render the Corporation insolvent.

(b) Each such distribution when made, shall be identified as a distribution in partial liquidation and the amount per share disclosed to the stockholders receiving the same concurrently with the distribution thereof.

(c) No distribution shall be made to the holders of any class of shares unless all cumulative dividends accrued on all preferred shares entitled to preferential dividends shall have been fully paid.

(d) No such distribution shall be made to the holders of any class of shares which would reduce the remaining net assets of the Corporation below the aggregate preferential amount, if any, payable in the event of voluntary liquidation to the holders of shares having preferential rights to the assets of the Corporation in the event of liquidation.

2. The Class B common stock shall be non-voting stock, and the holders of such stock shall not be entitled to any voice in the management of the Corporation, nor to any voting powers at any stockholders' meeting by virtue thereof, except as set forth herein. Holders of Class B common stock shall have the right to vote as a class upon any proposed amendment to the Articles of Incorporation of this Corporation which would:

(a) Increase or decrease the aggregate number of authorized shares of the Class B common stock;

(b) Increase or decrease the par value of the shares of the Class B common stock;

(c) Effect any exchange, reclassification or cancellation of all or part of the shares of the Class B common stock;

(d) Effect an exchange, or create a right of exchange, of all or any part of the shares of another class into the shares of the Class B common stock;

(e) Change the designations, preferences, limitations or relative rights of the shares of the Class B common stock;

(f) Change the shares of Class B common stock into the same or a different number of shares, either with or without par value, of the same class or another class or classes;

(g) Create a new class of shares having rights and preferences prior and superior to the shares of the Class B common stock, or increase the right and preferences of any class having rights and preferences prior or superior to the shares of the Class B common stock; or

(h) Cancel or otherwise affect dividends on the shares of Class B common stock which have accrued but have not been declared.

In addition, holders of Class B common stock shall be entitled to such further voting rights, as a class, as are set forth in the Utah Business Corporation Act.

3. Each outstanding share of Class A common stock shall be entitled to one (1) vote at stockholders' meetings, either in person or by proxy. Class C common stock shall have ten (10) votes per share at stockholders' meetings provided, however, that at every meeting of the stockholders called for the election of directors, the holders of Class A common stock, voting separately as a class, shall be entitled to elect one-third (1/3) of the number of directors to be elected at such meeting and if one-third (1/3) of such number of directors is not a whole number, then the holders of Class A Common Stock, voting separately as a class, shall be entitled to elect the next higher whole number of directors to be elected at such meeting. In the election of the remaining directors to be elected and for all other proper corporate matters, each outstanding share of Class A common stock shall have one (1) vote, either in person or proxy and each outstanding share of Class C common stock shall have ten (10) votes.

4. (a) No person holding shares of Class C common stock (hereinafter called a “Class C Holder”) may transfer, and the Corporation shall not register the transfer of, such shares of Class C common stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a “Permitted Transferee” of such Class C Holder, which term shall have the following meanings:

(i) In the case of a Class C Holder who is a natural person holding record and beneficial ownership of the shares of Class C common stock in question, “Permitted Transferee” means:

(A) the spouse of such Class C Holder;

(B) a lineal descendant of a grandparent of such Class C Holder;

(C) the trustee of a trust (including a voting trust) for the benefit of:

(1) one or more of such Class C Holders;

(2) other lineal descendants of a grandparent of such Class C Holder;

(3) the spouse of such Class C Holder; or

(4) any organization contributions to which are deductible for federal income, estate or gift tax purposes (hereinafter called a “Charitable Organization”), and for the benefit of no other person;

provided that such trust may grant a general or special power of appointment to the spouse of a Class C Holder and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or the estate of such Class C Holder payable by reason of the death of such Class C Holder, and provided, that such trust must prohibit transfer of shares of Class C common stock to persons other than Permitted Transferee as defined in this clause (i);

(D) a Charitable Organization established by such Class C Holder, such Class C Holder's spouse, or a lineal descendant of a grandparent of such Class C Holder;

(E) a corporation, all of the outstanding capital stock of which is owned by, or partnership or joint venture all of the partners or venturers of which are, one or more of such Class C Holders, other lineal descendants of a grandparent of such Class C Holder, and the spouse of such Class C Holder; provided, that if any share of capital stock of such a corporation (or of any survivor of a merger or consolidation of such a corporation), or any partnership interest in such a partnership, is acquired by any person who is not within such class of persons, all shares of Class C common stock then held by such corporation or partnership, as the case may be, shall be deemed without further act on anyone's part to be converted into shares of Class A common stock on the basis of one (1) share of Class C common stock for one (1) share of Class A common stock and shall thereupon and thereafter be deemed to represent the appropriate number of shares of Class A common stock.

(ii) In the case of a Class C Holder holding shares of Class C common stock as trustee pursuant to a trust which was irrevocable on the record date for determining the persons to whom the Class C common stock is first distributed by the Corporation (hereinafter in this paragraph (4) called the “Record Date”), “Permitted Transferee” means any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise.

(iii) In the case of a Class C Holder holding shares of Class C common stock as trustee pursuant to a trust other than a trust described in clause (ii) above, “Permitted Transferee” means the persons who established such trust, and Permitted Transferee determined pursuant to clause (i) above.

(iv) In the case of a Class C Holder holding record (but not beneficial) ownership of the shares of Class C common stock in question as nominee for the person who was the beneficial owner thereof on the Record Date, “Permitted Transferee” means such beneficial owner thereof on the Record Date, such beneficial owner determined pursuant to clauses (i), (iii), or (v) hereof, as the case may be.

(v) In the case of a Class C Holder which is a corporation (other than a charitable organization described in subclause (C) of clause (i) above) holding record and beneficial ownership of the shares of Class C common stock in question, “Permitted Transferee” means any stockholder of such corporation receiving shares of Class C common stock through a dividend or through a distribution made upon liquidation of such corporations, and the surviving corporation of a merger or consolidation of such corporation.

(vi) In the case of a Class C Holder which is the estate of a deceased Class C Holder or which is the estate of a bankrupt or insolvent Class C Holder, and provided such deceased, bankrupt or insolvent Class C Holder, as the case may be, held record and beneficial ownership of the Shares of Class C common stock in question, “Permitted Transferee” means a Permitted Transferee of such deceased, bankrupt or insolvent Class C Holder as determined pursuant to this Paragraph 4.

(vii) In the case of a Class C Holder which is a partnership or joint venture holding shares of Class C common stock, “Permitted Transferee” means any one of the partners of venturers; provided that if any partnership or joint venture interest is acquired by any persons not a partner or venturer of such partnership or joint venture or of a “Permitted Transferee” of such partner or venturer, all shares of Class C common stock then held by such partnership or joint venture shall be deemed, without further act on anyone's part, to be converted into shares of Class A common stock and shall thereupon be deemed to represent the like number of shares of Class A common stock.

(viii) In the case of a Class C Holder which is a corporation in bankruptcy holding shares of Class C common stock, “Permitted Transferee” means any other Class C Holder or “Permitted Transferee” of any Class C Holder.

(b) Notwithstanding the provisions of this Paragraph 4, a holder of record of a share of Class A common stock, which share meets all of the following criteria, shall be entitled to exchange said Class A common stock for Class C common stock on the basis of one (1) share of Class C common stock for each share of the Class A common stock so owned by such holder of record; provided, however, such stockholder converts his Class A common stock into Class C common stock within the 45 day period following the conclusion of a holding period of the Class A common stock of 48 continuous months. Shares not converted within such 45 day period shall thereafter be Class A common shares with no further conversion rights into Class C common shares.

(i) The Class A common shares were obtained by a transfer of Class C common shares to a Non-Permitted Transferee which converted the Class C common shares to Class A common shares pursuant to the provisions of this paragraph 4.

(ii) Such shares of Class A common stock have had the same record and beneficial owner for a continuous period of 48 months.

(iii) For purposes of this subparagraph (b), any shares of Class A or Class C common stock acquired by the beneficial owner as a direct result of a stock split, stock dividend or other type of distribution of shares with respect to existing shares (“dividend shares”) will be deemed to have been acquired and held continuously from the date on which the shares with regard to which the dividend shares were issued were acquired.

(iv) For purposes of this subparagraph (b), any share of the Class A common stock held in “street” or “nominee” name shall be presumed to have been acquired by the beneficial owner subsequent to February 4, 1986 and to have had the same beneficial owner for a continuous period of less than 48 months prior thereto. This presumption shall be rebuttable by presentation to the Corporation by such beneficial owner of satisfactory evidence to the contrary. Any disputes arising in respect of this subclause shall be definitely resolved by a determination of the Board of Directors made in good faith.

(c) Notwithstanding anything to the contrary herein, any Class C Holder may pledge such Holder's shares of Class C common stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph 4.

In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class C common stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A common stock, as the pledgee may elect.

(d) For purposes of this paragraph 4:

(i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

(ii) Each joint owner of shares of Class C common stock shall be considered a “Class C Holder” of such shares.

(iii) A minor for whom shares of Class C common stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class C Holder of such shares.

(iv) Unless otherwise specified, the term “person” means both natural persons and legal entities.

(e) Any purported transfer of shares of Class C common stock not permitted hereunder shall have the effect of converting the shares so transferred into Class A common shares on the basis of one (1) share of Class C common stock for one (1) share of Class A common stock. The Corporation may, as a condition to the transfer or the registration of transfer of shares of Class C common stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee. The Corporation must note on the certificates for shares of Class C common stock the restrictions on transfer and registration of transfer imposed by this paragraph 4. The Corporation must also note on the certificates for shares of Class A common stock obtained by a transfer of Class C common shares to a Non-Permitted Transferee that such shares may be converted to Class C common stock on the basis of one (1) share of Class C common stock for one (1) share of Class A common stock, if the conditions of Article V, paragraph 4, subparagraph (b) are complied with, including a continuous holding period of 48 months with a following 45 day conversion period, or such conversion right will be forfeited.

5. (a) Each share of Class C common stock may at any time be converted into one (1) fully paid and non-assessable share of Class A common stock, except following a stockholder vote approving a plan of complete liquidation or dissolution of the Corporation when the conversion ratio shall be at the reduced rate of 1.1111 shares of Class C common stock to one share of Class A common stock, provided that upon abandonment of a plan of liquidation or dissolution the conversion rate will revert to one (1) share of Class C stock for one (1) share of Class A stock. Such right shall be exercised by the surrender of the certificate representing such shares of Class C common stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation, or if an agent for the registration or transfer of shares of Class C common stock is then duly appointed and acting (said agent being hereinafter called the “Transfer Agent”) then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and transfer tax stamps or funds therefore, if required pursuant to subparagraph (e).

(b) As promptly as practicable after the surrender for conversion of a certificate representing shares of Class C common stock in the manner provided in subparagraph (a) above and the payment in cash of any amount required by the provisions of subparagraphs (a) and (e), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Class A common stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class C common stock, and all rights of the holder of such shares as such holder shall cease at such time and the person or person in whose name or names the certificate or certificates representing the shares of Class A common stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A common stock at such time; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class A common stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business in the next succeeding day on which such stock transfer books are open.

(c) No adjustments in respect of dividends shall be made upon the conversion of any share of Class C common stock into Class A common stock; provided, however, that if a share be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class C common stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof or the Corporation's default in payment of the dividend on such date.

(d) The Corporation shall at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class C common stock, such number of shares of Class A common stock as shall be issuable upon the conversion of all such outstanding shares, and the Corporation shall also at all times reserve and keep available for the purpose of issue upon conversion of the Class A common stock such number of shares of Class C common stock as may be issuable upon possible conversion of appropriate shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class A or Class C common stock by delivery of purchased shares of Class A or Class C common stock which are held in the treasury of the Corporation. If any shares of Class A or Class C common stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such share of Class A or Class C common stock may be issued upon conversion, the Corporation will cause such shares to be duly registered or approved, as the case may be. All shares of Class A or Class C common stock which shall be issued upon conversion of the shares of Class A or Class C common stock, will, upon issuance, be fully paid and nonassessable.

(e) The issuance of certificates of shares of Class A common stock upon conversion of shares of Class C common stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class C common stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

6. Except as otherwise provided in paragraphs 1 and 5 above or pursuant to shares of Class C common stock issued under a stock option plan, and except to the extent stockholders of the 1982 Series 1 Preferred Stock elect or have a right to convert their shares into Class C common stock, the Corporation shall not issue additional shares of Class C common stock after the date shares of Class C common stock surrendered for conversion shall be retired, unless otherwise approved by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereon. Holders of the 1982 Series 1 Preferred Stock electing to receive Class C shares shall receive one (1) share of Class C common stock for every one (1) share of Class A common stock received.

7. No stockholder of the Corporation shall be entitled as of right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock, but all such additional shares of stock of any class, or bonds, debentures or other securities convertible into or exchangeable for stock, may be issued and disposed of by the Board of Directors on such terms and for such consideration, so far as may be permitted by law, and to such persons, as the Board of Directors in its absolute discretion may deem advisable.

8. Cumulative voting shall not be allowed in elections of directors or for any other purpose.

9. All shares of common stock when issued, shall be fully paid and nonassessable. No fractional shares of common stock shall be issued.

10. The Board of Directors may restrict the transfer of any of the Corporation's shares of Class A, Class B or Class C common stock issued by giving the Corporation or any stockholder “first right of refusal to purchase” the stock, making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of the State of Utah. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

11. The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares of Class A, Class B, or Class C common stock, options in respect thereof, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

APPENDIX C

TEXT OF PROPOSED AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
SECURITY NATIONAL FINANCIAL CORPORATION

ARTICLE IV

Capital Stock

The authorized capital stock of the Corporation shall consist of 32,000,000 shares divided into 20,000,000 shares of $2.00 par value common stock, 5,000,000 shares of $1.00 par value common stock, 2,000,000 shares of $0.20 par value common stock, and 5,000,000 shares of $1.00 par value preferred stock. The common stock which the Corporation is authorized to issue is divided as follows:

Twenty Million (20,000,000) shares of $2.00 par value Class A common stock;

Five Million (5,000,000) shares of $1.00 par value Class B common stock; and

Two Million (2,000,000) shares of $0.20 par value Class C common stock.

The preferred stock may be issued:

(a)	Subject to the right of the Corporation to redeem any of such shares at a price not less than the par value thereof;

(b)	Entitling the holders thereof to cumulative, non-cumulative or partially cumulative dividends;

(c)	Having preference over any other class or series of shares as to payment of dividends;

(d)	Having preference in the assets of the Corporation over any other class or classes of shares upon the voluntary or involuntary liquidation of the Corporation;

(e)
Being convertible into shares of any other class or into shares of any series of the same or any other class, except a class having prior or superior rights and preferences as to dividends or distribution of assets upon liquidation.

The Board of Directors shall have authority to divide and issue the preferred stock in series and to establish variations in relative rights and preferences between such series as provided by the Utah Revised Business Corporation Act. All shares of preferred stock shall be identical except as to any variations established by the Board of Directors pursuant to the preceding sentence. Except as may be provided for by law, the preferred stock shall be non-voting stock and the holders of such stock shall not be entitled to any voice in the management of the Corporation, nor to any voting powers at any stockholders meeting, by virtue thereof.

PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
CLASS A COMMON STOCK

The undersigned Class A common stockholder of Security National Financial Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on Wednesday, July 2, 2014, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, beginning at 10:00 a.m., Mountain Daylight Time, and hereby appoints Messrs Scott M. Quist and Jeffrey R. Stephens, or either of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1.	To elect three directors to be voted upon by Class A common stockholders voting separately as a class

[ ] FOR all nominees listed below (except as marked to the contrary below)
[ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)
Scott M. Quist , Robert G. Hunter, M.D. and H. Craig Moody

2.	To elect the remaining six directors to be voted upon by Class A and Class C common stockholders together

[ ] FOR all nominees listed below (except as marked to the contrary below)
[ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)
J. Lynn Beckstead, Jr., John L. Cook, Gilbert A. Fuller,
Jason G. Overbaugh, S. Andrew Quist and Norman G. Wilbur

3.	To approve, on an advisory basis, the compensation of the Company’s Named Executive Officers

[ ] FOR [ ] AGAINST [ ] ABSTAIN

4.	To approve the adoption of the Company's 2014 Director Option Plan and reserve 150,000 shares of Class A common stock to be made available for issuance under the plan

[ ] FOR [ ] AGAINST [ ] ABSTAIN

5.	To approve amendments to the Company’s Articles of Incorporation to effect a 1-for-10 reverse stock split and weighted voting of the Company’s Class C common stock.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

6.
To approve an amendment to the Company’s Articles of Incorporation to decrease the Company’s authorized capital stock from 45,000,000 shares to 32,000,000 by decreasing the number of authorized shares of Class C common stock from 15,000,000 shares to 2,000,000 shares

[ ] FOR [ ] AGAINST [ ] ABSTAIN

7.	To ratify the appointment of Eide Bailly LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2014

[ ] FOR [ ] AGAINST [ ] ABSTAIN

8.	To transact such other business as may properly come before the meeting or any adjournment or postponements thereof

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSALS 1 AND 2 ABOVE AND PROPOSALS 3, 4, 5, 6, 7 and 8.

Dated ____________ , 2014

_________________________________________
Signature of Stockholder

_________________________________________
Signature of Stockholder

Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

PROXY - SECURITY NATIONAL FINANCIAL CORPORATION - PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
CLASS C COMMON STOCK

The undersigned Class C common stockholder of Security National Financial Corporation (the “Company”) acknowledges receipt of the Notice of Annual Meeting of the Stockholders to be held on Wednesday, July 2, 2014, at Valley Center Towers, 5373 South Green Street, Conference Room 105, Salt Lake City, Utah, beginning at 10:00 a.m., Mountain Daylight Time, and hereby appoints Messrs. Scott M. Quist and Jeffrey R. Stephens, or either of them, each with full power of substitution, as attorneys and proxies to vote all the shares of the undersigned at said Annual Meeting of Stockholders and at all adjournments or postponements thereof, hereby ratify and confirm all that said attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

1.	To elect six of the nine directors to be voted upon by Class A and Class C common stockholders together

[ ] FOR all nominees listed below (except as marked to the contrary below)
[ ] WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.)
J. Lynn Beckstead, Jr., John L. Cook, Gilbert A. Fuller,
Jason G. Overbaugh, S. Andrew Quist and Norman G. Wilbur

2.	To approve, on an advisory basis, the compensation of the Named Executive Officers

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3.	To approve the adoption of the Company's 2014 Director Stock Option Plan and reserve 150,000 shares of Class A common stock to be made available for issuance under the plan

[ ] FOR [ ] AGAINST [ ] ABSTAIN

4.	To approve amendments to the Company’s Articles of Incorporation to effect a 1-for-10 reverse stock split and weighted voting of the Company’s Class C common stock.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

5.
To approve an amendment to the Company’s Articles of Incorporation to decrease the Company’s authorized capital stock from 45,000,000 shares to 32,000,000 shares by decreasing the number of authorized shares of Class C common stock from 15,000,000 shares to 2,000,000 shares.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

6.	To ratify the appointment of Eide Bailly LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2014

[ ] FOR [ ] AGAINST [ ] ABSTAIN

7.	To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 ABOVE AND FOR PROPOSALS 2, 3, 4, 5, 6 and 7.

Dated ____________ , 2014

_________________________________________
Signature of Stockholder

__________________________________________
Signature of Stockholder

Please sign your name exactly as it appears on your share certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please sign, date, and return this Proxy Card immediately.